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                                                                     EXHIBIT 2.1

                           PURCHASE AND SALE AGREEMENT

                           This PURCHASE AND SALE AGREEMENT (this "Agreement")
is entered into as of September 5, 2003 (the "Effective Date"), by and between METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation ("Seller") and MAGUIRE PROPERTIES, INC., a Maryland corporation ("Purchaser").

                             W I T N E S S E T H:

                                    ARTICLE I

                                PURCHASE AND SALE

                  SECTION 1.1 Agreement of Purchase and Sale. Subject to the terms and conditions hereinafter set forth, Seller agrees to sell and convey to Purchaser, and Purchaser agrees to purchase from Seller, the following:

                  (a) a ground leasehold interest in that certain tract or parcel of land situated in Los Angeles County, California more particularly described in Exhibit A attached hereto and made a part hereof, which ground leasehold interest was created pursuant to the Ground Lease, as defined below, together with all rights and appurtenances pertaining to such property, including any right, title and interest of Seller in and to adjacent streets, alleys or rights-of-way (the property described in clause (a) of this Section
1.1 being herein referred to collectively as the "Land"). As used in this Agreement, the term "Ground Lease" means that certain Lease of Phase 1A dated as of August 26, 1983 by and between The Community Redevelopment Agency of the City of Los Angeles, California (the "Ground Lessor"), as lessor, and Bunker Hill Associates ("BHA"), as lessee, as amended by that certain First Amendment of Lease of Phase 1A dated as of September 13, 1985 by and between the CRA and BHA, that certain Second Amendment of Lease of Phase 1A dated as of December 29, 1989 by and between the Ground Lessor and Grand Avenue Associates, and as modified by Quitclaim Deed dated July 8, 1986 executed by Grand Avenue Associates in favor of the Ground Lessor, by that certain Quitclaim Deed dated as of May 1990 executed by Grand Avenue Associates in favor of California Plaza Hotel L.P., and the Ground Lessor, and by that certain Grant of Easements dated as of May 1990 executed by Hotel L.P. and the Ground Lessor in favor of Grand Avenue Associates. The Ground Lease was assigned to Seller pursuant to that certain Grant Deed of Improvements and Assignment of Leasehold and REA dated June 26, 1991, from Grand Avenue Associates, as grantor, to BHA and Seller, as grantees, and that certain Grant Deed of Improvements and Assignment of Leasehold and REA dated June 26, 1991 from BHA, as grantor, to Seller, as grantee.

                  (b) the buildings, structures, fixtures and other improvements affixed to or located on the Land, including an office building and a parking garage, but excluding fixtures owned by tenants except to the extent Seller holds any residual or other rights in such fixtures (the

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property described in clause (b) of this Section 1.1 being herein referred to collectively as the "Improvements");

                  (c) any and all of Seller's right, title and interest in and to all tangible personal property located upon the Land or within the Improvements, including, without limitation, any and all appliances, furniture, carpeting, draperies and curtains, tools and supplies, and other items of personal property owned by Seller (excluding cash and any software, but including data retrievable from Seller's computer programs regarding the operation and leasing of the Property), located on and used exclusively in connection with the operation of the Land and the Improvements, which personal property includes without limitation the personal property listed on Exhibit B attached hereto (the property described in this clause (c) of this Section 1.1 being herein referred to collectively as the "Personal Property"). None of the Purchase Price, as defined in Section 1.3 below, is being paid on account of or allocated to the Personal Property, including to the personal property listed on Exhibit B attached hereto;

                  (d) any and all of Seller's right, title and interest in and to the leases, licenses and occupancy agreements and amendments and guaranties thereof covering all or any portion of the Real Property (as defined in Section 1.2 hereof), to the extent they are in effect on the date of the Closing (as such term is defined in Section 4.1 hereof) (the property described in this clause (d) of this Section 1.1 being herein referred to collectively as the "Leases"), together with all rents, reimbursements of real estate taxes and operating expenses, and other sums due thereunder (the "Rents") and any and all security deposits in Seller's possession in connection therewith (the "Security Deposits"); and

                  (e) any and all of Seller's right, title and interest in and to (i) all assignable contracts and agreements (collectively, the "Operating Agreements") listed and described on Exhibit C attached hereto and made a part hereof, relating to the upkeep, repair, maintenance or operation of the Land, Improvements or Personal Property, except for those with respect to which Purchaser notifies Seller on or prior to the end of the Inspection Period (as defined in Section 2.1 below) that it does not desire to acquire and assume as of Closing, and (ii) all assignable existing warranties and guaranties (express or implied) issued to Seller in connection with the Improvements or the Personal Property, and (iii) all assignable existing permits, licenses, approvals and authorizations issued by any governmental authority in connection with the Property, (iv) the right to the names "California Plaza Phase 1A" and "One California Plaza," or variations thereof, to the extent Seller has any right in such names, (v) all assignable plans and specifications for the Improvements, and (vi) any entitlements or rights to develop additional improvements on the Land (the property described in this clause (e) of this Section 1.1 being sometimes herein referred to collectively as the "Intangibles").

                  SECTION 1.2 Property Defined. The Land and the Improvements are hereinafter sometimes referred to collectively as the "Real Property." The Land, the Improvements, the Personal Property, the Leases and the Intangibles are hereinafter sometimes referred to collectively as the "Property."

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                  SECTION 1.3 Purchase Price. Seller is to sell and Purchaser is to purchase the Property for the amount of Two Hundred Twenty Five Million Dollars ($225,000,000) (the "Purchase Price").

                  SECTION 1.4 Payment of Purchase Price. The Purchase Price shall be payable at Closing as follows:

                  (a) The Purchase Price, as increased or decreased by prorations and adjustments as herein provided, less the amount of the Mortgage Loan (as hereinafter defined), shall be payable in full by Purchaser in cash by wire transfer of immediately available funds through disbursement to Seller at the Closing to an account designated by Seller from funds deposited by Purchaser in an account designated by Escrow Holder.

                  (b) Up to One Hundred Forty Six Million Two Hundred Fifty Thousand Dollars ($146,250,000) pursuant to a mortgage loan (the "Mortgage Loan") to be provided by Seller. The terms, provisions and conditions of the Mortgage Loan are set forth in Article X hereof.

                  SECTION 1.5 Deposit.

                  (a) Within one (1) business day after the execution and delivery of this Agreement, Purchaser shall deposit with Chicago Title Insurance Company (the "Escrow Agent"), having its office at 700 South Flower Street, Suite 900, Los Angeles, California 90017, Attention: Maggie Watson, the sum of One Million Dollars ($1,000,000) (the "Initial Deposit") in good funds, either by certified bank or cashier's check or by federal wire transfer. Unless this Agreement shall have been terminated pursuant to the provisions hereof prior thereto, no later that the expiration date of the Inspection Period, as defined below, Purchaser shall deposit with Escrow Agent an additional sum of Three Million Dollars ($3,000,000) (the "Additional Deposit") The Initial Deposit and the Additional Deposit as deposited shall be known as the "Deposit." The Escrow Agent shall hold the Deposit in an interest-bearing account reasonably acceptable to Seller and Purchaser, in accordance with the terms and conditions of this Agreement. All interest earned on the Deposit shall become a part of the Deposit and shall be deemed income of Purchaser, and Purchaser shall be responsible for the payment of all costs and fees imposed on the Deposit account. The Deposit shall be distributed in accordance with the terms of this Agreement. The failure of Purchaser to timely deliver any Deposit hereunder shall be a material default, and shall entitle Seller, at Seller's sole option, to terminate this Agreement immediately.

                  (b) FROM AND AFTER THE EXPIRATION OF THE INSPECTION PERIOD, IN THE EVENT THE SALE OF THE PROPERTY AS CONTEMPLATED HEREUNDER IS NOT CONSUMMATED FOR ANY REASON EXCEPT A DEFAULT UNDER THIS AGREEMENT ON THE PART OF SELLER AND EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, THE DEPOSIT (INCLUDING ALL INTEREST EARNED FROM THE INVESTMENT THEREOF) SHALL BE PAID TO AND RETAINED BY SELLER AS LIQUIDATED DAMAGES. THE PARTIES ACKNOWLEDGE THAT SELLER'S ACTUAL DAMAGES IN THE EVENT THAT THE SALE IS NOT CONSUMMATED WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO

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DETERMINE. THEREFORE, BY SEPARATELY EXECUTING THIS SECTION 1.5(b) BELOW, THE
PARTIES ACKNOWLEDGE THAT THE NONREFUNDABLE DEPOSIT AND ANY INTEREST THEREON HAS BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES' REASONABLE ESTIMATE OF SELLER'S DAMAGES AND AS SELLER'S EXCLUSIVE REMEDY, AT LAW OR IN EQUITY, AGAINST PURCHASER IN THE EVENT THE CLOSING DOES NOT OCCUR AND AS SELLER'S SOLE AND EXCLUSIVE REMEDY, AT LAW OR IN EQUITY, AGAINST PURCHASER ARISING FROM SUCH FAILURE OF THE SALE TO CLOSE, INCLUDING ANY RIGHT IN EQUITY TO SEEK SPECIFIC PERFORMANCE OF THIS AGREEMENT, AND IS NOT INTENDED AS A FORFEITURE OR PENALTY, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER. IN ADDITION, PURCHASER SHALL PAY ALL TITLE, SURVEY AND ESCROW CANCELLATION CHARGES. NOTWITHSTANDING THE FOREGOING, IN NO EVENT SHALL THIS SECTION 1.5(b) LIMIT THE DAMAGES RECOVERABLE BY EITHER PARTY AGAINST THE OTHER PARTY DUE TO (A) THE OTHER PARTY'S OBLIGATION TO INDEMNIFY SUCH PARTY IN ACCORDANCE WITH THIS AGREEMENT, OR
(B) THIRD PARTY CLAIMS. BY THEIR SEPARATELY EXECUTING THIS SECTION 1.5(b) BELOW, PURCHASER AND SELLER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTOOD THE ABOVE PROVISION COVERING LIQUIDATED DAMAGES, AND THAT EACH PARTY WAS REPRESENTED BY COUNSEL (OR HAS BEEN ADVISED TO BE REPRESENTED BY COUNSEL) WHO EXPLAINED THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION AT THE TIME THIS AGREEMENT WAS EXECUTED.

SELLER'S INITIALS                                    PURCHASER'S INITIALS

__________________                                   ____________________


                  SECTION 1.6 Escrow Agent. Escrow Agent shall hold and dispose of the Deposit in accordance with the terms of this Agreement. Seller and Purchaser agree that the duties of the Escrow Agent hereunder are purely ministerial in nature and shall be expressly limited to the safekeeping and disposition of the Deposit in accordance with this Agreement, the consummation of the Closing in accordance with the terms and provisions of this Agreement, and the performance of any other obligations specifically made the responsibility of Escrow Agent under the Agreement.. Escrow Agent shall incur no liability in connection with the safekeeping or disposition of the Deposit for any reason other than Escrow Agent's willful misconduct or gross negligence. In the event that Escrow Agent shall be in doubt as to its duties or obligations with regard to the Deposit, or in the event that Escrow Agent receives conflicting instructions from Purchaser and Seller with respect to the Deposit, Escrow Agent shall not disburse the Deposit and shall, at its option, continue to hold the Deposit until both Purchaser and Seller agree as to its disposition or until a final judgment is entered by a court of competent jurisdiction directing its disposition, or Escrow Agent shall interplead the Deposit in accordance with the laws of the state in which the Property is located. Escrow Agent shall not be responsible

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for any interest on the Deposit except as is actually earned, or for the loss of any interest resulting from the withdrawal of the Deposit prior to the date interest is posted thereon or for any loss caused by the failure, suspension, bankruptcy or dissolution of the institution in which the Deposit is deposited. Escrow Agent shall execute this Agreement solely for the purpose of being bound by the provisions of Sections 1.5 and 1.6 hereof and to perform Escrow Agent's obligations under this Agreement.

                                   ARTICLE II

                                TITLE AND SURVEY

                  SECTION 2.1 Inspection Period. During the period beginning upon the Effective Date and ending at 5:00 p.m. (local time at the Property) on October 2, 2003 (hereinafter referred to as the "Inspection Period"), Purchaser shall have the right to review (a) a current preliminary title report on the Real Property issued by Escrow Agent, accompanied by copies of all documents referred to in the report, which shall be obtained by Purchaser promptly after the Effective Date (with a copy of the preliminary title report to be simultaneously furnished to Seller); (b) copies of the most recent property tax bills for the Property, which shall be obtained by Seller and provided to Purchaser promptly after the Effective Date; (c) the most recent survey of the Real Property in Seller's possession prepared by a licensed surveyor or engineer hired by Purchaser (the "Survey"); and (d) a copy of Seller's title insurance policy (or a current title commitment) and/or survey for the Real Property, if available, which policy and survey (if available) shall be provided by Seller promptly after the Effective Date.

                  SECTION 2.2 Title Examination. Purchaser shall notify Seller in writing (the "Title Notice") prior to the expiration of the Inspection Period which exceptions to title (including survey matters), if any, will not be accepted by Purchaser. If Purchaser fails to notify Seller in writing of its disapproval of any exceptions to title by the expiration of the Inspection Period, Purchaser shall be conclusively deemed to have approved the condition of title to the Real Property. If Purchaser notifies Seller in writing that Purchaser objects to any exceptions to title, Seller shall have ten (10) business days after receipt of the Title Notice to notify Purchaser (a) that Seller will remove such objectionable exceptions from title on or before the Closing; provided that Seller may extend the Closing for such period as shall be required to effect such cure, but not beyond thirty (30) days; or (b) that Seller elects not to cause such exceptions to be removed. The procurement by Seller of a commitment for the issuance of the Title Policy (as defined in Section 2.5 hereof) or an endorsement thereto (in form and substance reasonably acceptable to Purchaser) insuring Purchaser against any title exception which was disapproved pursuant to this Section 2.2 shall be deemed a cure by Seller of such disapproval. Notwithstanding any other provisions hereof, Seller shall cause all deeds of trust encumbering the Property with respect to which Seller is trustor and all judgments against Seller to be removed on or before the Closing. If Seller gives Purchaser notice under clause (b) above, Purchaser shall have five (5) business days in which to notify Seller that Purchaser will nevertheless proceed with the purchase and take title to the Property subject to such exceptions, or that Purchaser will terminate this Agreement. If this Agreement is terminated pursuant to the foregoing provisions of this paragraph, the Deposit shall be returned to Purchaser, the Loan Deposit, as defined below, shall be returned by Seller, less out-of-pocket costs incurred by Seller in

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connection with the Loan and Seller's Calculated Damages (as hereinafter defined) (if the Loan Deposit has theretofore been provided by Purchaser to Seller, and except to the extent provided in Article X), neither party shall have any further rights or obligations hereunder (except for any indemnity obligations of either party pursuant to the other provisions of this Agreement), and each party shall bear its own costs incurred hereunder. If Purchaser shall fail to notify Seller of its election within said five-day period, Purchaser shall be deemed to have elected to proceed with the purchase and take title to the Property subject to such exceptions.

                  SECTION 2.3 Pre-Closing "Gap" Title Defects. Purchaser may, at or prior to Closing, notify Seller in writing (the "Gap Notice") of any objections to title or the Survey (a) raised by the Title Company (as defined in Section 2.5 hereof) or included in the Survey between the expiration of the Inspection Period and the Closing and (b) not disclosed by the Title Company or the surveyor, as the case may be, or otherwise known to Purchaser prior to the expiration of the Inspection Period; provided that Purchaser must notify Seller of such objection to title or the Survey within two (2) business days of being made aware of the existence of such exception. If Purchaser sends a Gap Notice to Seller, Purchaser and Seller shall have the same rights and obligations with respect to such notice as apply to a Title Notice under Section 2.2 hereof.

                  SECTION 2.4 Permitted Exceptions. The Property shall be conveyed subject to the following matters, which are hereinafter referred to as the "Permitted Exceptions":

                  (a) those matters that either are not objected to in writing within the time periods provided in Sections 2.2 or 2.3 hereof, or if objected to in writing by Purchaser, are those which Seller has elected not to remove or cure, or has been unable to remove or cure, and subject to which Purchaser has elected or is deemed to have elected to accept the conveyance of the Property;

                  (b)      the rights of tenants under the Leases;

                  (c) the lien of all ad valorem real estate taxes and assessments not yet due and payable as of the date of Closing, subject to adjustment as herein provided;

                  (d) local, state and federal laws, ordinances or governmental regulations, including but not limited to, building and zoning laws, ordinances and regulations, now or hereafter in effect relating to the Property; and

                  (e) items shown on the Survey and not objected to by Purchaser or waived or deemed waived by Purchaser in accordance with Section 2.2 hereof.

                  SECTION 2.5 Conveyance of Title. At Closing, Seller shall convey and transfer to Purchaser Seller's leasehold interest in the Land, and fee title to the Improvements, by execution and delivery of the Deed (as defined in Section 4.2(a) hereof). Evidence of delivery of such title shall be the issuance by Chicago Title Insurance Company (the "Title Company"), or another national title company acceptable to Seller and Purchaser in the sole discretion of each, of an ALTA Owner's Policy of Title Insurance (Form B revised 10/17/70) (the "Title Policy")

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covering the Real Property, in the full amount of the Purchase Price, subject only to the Permitted Exceptions.

                                   ARTICLE III

                               REVIEW OF PROPERTY

                  SECTION 3.1 Right of Inspection. During the Inspection Period Purchaser shall have the right to make a physical inspection of the Real Property, including an inspection of the environmental condition thereof pursuant to the terms and conditions of this Agreement, and to examine at the Property (or the property manager's office, as the case may be) documents and files located at the Property or the property manager's office concerning the leasing, maintenance and operation of the Property (including without limitation, copies of permits, licenses, certificates of occupancy, plans and specifications, surveys, property tax bills and reports concerning the environmental and physical condition of the Property and insurance certificates related to the Property, to the extent in Seller's or the property manager's possession), but excluding Seller's partnership or corporate records, internal memoranda, financial projections, budgets, appraisals, accounting and income tax records and similar proprietary, confidential or privileged information (collectively, the "Confidential Documents"). Seller shall provide Purchaser with access during normal business hours to Seller's files at Seller's offices at the Property during the Inspection Period, which commenced September 2, 2003.

                  Purchaser understands and agrees that any on-site inspections of the Property shall occur at reasonable times agreed upon by Seller and Purchaser after reasonable prior written notice to Seller and shall be conducted so as not to interfere unreasonably with the use of the Property by Seller or its tenants. Purchaser shall also have the right to interview tenants of the Property and the Ground Lessor during the Inspection Period. Seller reserves the right to have a representative present during any such inspections and interviews. If Purchaser desires to do any invasive testing at the Property, including without limitation a Phase II environmental study or testing which would otherwise damage or disturb any portion of the Property, Purchaser shall do so only after notifying Seller and obtaining Seller's prior written consent thereto, which consent may be subject to any terms and conditions imposed by Seller in its sole discretion, including without limitation, providing Seller with evidence of insurance in form and substance satisfactory to Seller, entering into Seller's standard form of license agreement for invasive testing and the prompt restoration of the Property to its condition prior to any such inspections or tests, at Purchaser's sole cost and expense. In no event shall Purchaser provide any governmental entity or agency with information concerning the environmental condition of the Property without obtaining Seller's prior written consent thereto, which Seller agrees to provide in the event that Purchaser is required by applicable law to provide such information to a governmental entity or agency. At Seller's option, Purchaser will furnish to Seller copies of any reports received by Purchaser relating to any inspections of the Property, at no cost to Seller and without representation or warranty by Purchaser and subject to any restrictions on the use of such reports imposed by the consultants who generated the same. Purchaser agrees to protect, indemnify, defend and hold Seller harmless from and against any claim for liabilities, losses, costs, expenses (including reasonable attorneys' fees), damages or injuries

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arising out of or resulting from the inspection of the Property by Purchaser or its agents or consultants (but excluding those arising from the mere discovery of an existing condition by Purchaser), and notwithstanding anything to the contrary in this Agreement, such obligation to indemnify and hold harmless Seller shall survive Closing or any termination of this Agreement.

                  SECTION 3.2 Environmental Reports. PURCHASER ACKNOWLEDGES THAT
(1) PURCHASER HAS RECEIVED COPIES OF THE ENVIRONMENTAL REPORTS LISTED ON EXHIBIT D ATTACHED HERETO, (2) IF SELLER DELIVERS ANY ADDITIONAL ENVIRONMENTAL REPORTS TO PURCHASER, PURCHASER WILL ACKNOWLEDGE IN WRITING THAT IT HAS RECEIVED SUCH REPORTS PROMPTLY UPON RECEIPT THEREOF, AND (3) ANY ENVIRONMENTAL REPORTS DELIVERED OR TO BE DELIVERED BY SELLER OR ITS AGENTS OR CONSULTANTS TO PURCHASER ARE BEING MADE AVAILABLE SOLELY AS AN ACCOMMODATION TO PURCHASER AND MAY NOT BE RELIED UPON BY PURCHASER IN CONNECTION WITH THE PURCHASE OF THE PROPERTY, IT BEING UNDERSTOOD, HOWEVER, THAT PURCHASER MAY, AT ITS EXPENSE, RETAIN THE CONSULTANT(S) UNDER SUCH ENVIRONMENTAL REPORTS TO PROVIDE NEW REPORTS OR SUPPLEMENTS TO EXISTING REPORTS, WHICH MAY BE RELIED UPON BY PURCHASER IN CONNECTION WITH THE PURCHASE OF THE PROPERTY. PURCHASER AGREES THAT SELLER SHALL HAVE NO LIABILITY OR OBLIGATION WHATSOEVER FOR ANY INACCURACY IN OR OMISSION FROM ANY ENVIRONMENTAL REPORT AND/OR ANY OF SUCH NEW REPORTS AND/OR SUPPLEMENTS. PURCHASER, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER (AND SELLER'S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH PURCHASER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER (AND SELLER'S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) AT ANY TIME BY REASON OF OR ARISING OUT OF ANY SUCH REPORTS, NEW REPORTS OR SUPPLEMENTS. IN CONNECTION THEREWITH, PURCHASER EXPRESSLY WAIVES ALL RIGHTS UNDER CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES THAT:

         "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

PURCHASER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO THE EXPIRATION OF THE INSPECTION PERIOD, ITS OWN INVESTIGATION OF THE ENVIRONMENTAL CONDITION OF THE PROPERTY TO THE EXTENT PURCHASER DEEMS SUCH AN INVESTIGATION TO BE NECESSARY OR APPROPRIATE.

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                  SECTION 3.3 Right of Termination. If for any reason whatsoever
Purchaser determines that the Property or any aspect thereof is unsuitable for Purchaser's acquisition, Purchaser shall have the right to terminate this Agreement by giving written notice thereof to Seller prior to the expiration of the Inspection Period, and if Purchaser gives such notice of termination within the Inspection Period, this Agreement shall terminate. If this Agreement is terminated pursuant to the foregoing provisions of this paragraph, the Deposit shall be returned to Purchaser, the Loan Deposit shall be returned by Seller, less out-of-pocket costs incurred by Seller in connection with the Loan and Seller's Calculated Damages (as hereinafter defined) (if the Loan Deposit has theretofore been provided by Purchaser to Seller, and except to the extent provided in Article X), neither party shall have any further rights or obligations hereunder (except for any indemnity obligations of either party pursuant to the other provisions of this Agreement), and each party shall bear its own costs incurred hereunder. If Purchaser fails to give Seller a notice of termination prior to the expiration of the Inspection Period, Purchaser shall be deemed to have approved all aspects of the Property (except title and survey, which shall be governed by Article II hereof) and to have elected to proceed with the purchase of the Property pursuant to the terms hereof.

                  SECTION 3.4 Review of Tenant Estoppels. Seller shall deliver to each tenant of the Property an estoppel certificate in substantially the form of Exhibit E attached hereto (or the form of estoppel certificate a tenant is obligated to deliver pursuant to its Lease, such form being referred to herein as the "Lease Tenant Estoppels") (all of such tenant estoppels, including the Lease Tenant Estoppels, are referred to herein as the "Tenant Estoppels"), and shall request that the tenants complete and sign the Tenant Estoppels and return them to Seller. Seller shall deliver copies of the completed Tenant Estoppels to Purchaser as Seller receives them. Purchaser shall notify Seller within three
(3) business days of receipt of any Tenant Estoppel in the event Purchaser determines such Tenant Estoppel is not acceptable to Purchaser along with the reasons for such determination. In the event Purchaser fails to give such notice within such three (3) business day period then any such Tenant Estoppel shall be deemed to be acceptable to Purchaser. Notwithstanding anything in this Agreement to the contrary, however, Purchaser acknowledges and agrees that it may not disapprove a Lease Tenant Estoppel by reason of the fact that it does not contain matters other than matters that the Tenant is required to state in its Lease Tenant Estoppel. In the event that Seller fails to obtain Tenant Estoppels from (a) each of the tenants listed on Exhibit F attached hereto (the "Major Tenants"), and (b) a sufficient number of the remaining tenants such that Purchaser shall have received in the aggregate Tenant Estoppel certificates from tenants (including the Major Tenants) leasing seventy-five percent (75%) of the space in the Improvements that is leased by Tenants (including the Major Tenants), that are in a form satisfactory or deemed satisfactory to Purchaser on or before five (5) days prior to Closing, Purchaser shall have the right to terminate this Agreement by written notice to Seller. If this Agreement is terminated pursuant to the foregoing provisions of this paragraph, the Deposit shall be returned to Purchaser, the Loan Deposit shall be returned by Seller (if the Loan Deposit has theretofore been provided by Purchaser to Seller, and except to the extent provided in Article X), neither party shall have any further rights or obligations hereunder (except for any indemnity obligations of either party pursuant to the other provisions of this Agreement), and each party shall bear its own costs incurred hereunder. If Purchaser fails to give Seller a notice of termination as set

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forth above, Purchaser shall be deemed to have approved the Tenant Estoppels and to have elected to proceed with the purchase of the Property pursuant to the terms hereof.

                  SECTION 3.5 Agency Estoppel. Seller shall use its commercially reasonable efforts to obtain a Ground Lessor Estoppel (the "Ground Lessor Estoppel") in favor of Seller, Purchaser and its lender from the Ground Lessor in the form provided for in Article 34 of the Ground Lease. Seller shall also use its commercially reasonable efforts to obtain a Ground Lessor Consent (the "Ground Lessor Consent"), which may be included in the Ground Lessor Estoppel. The Ground Lessor Consent shall include the consent of the Ground Lessor to the assignment of the Ground Lease from Seller to Purchaser and the consent of the Ground Lessor to the Mortgage Loan on the leasehold under the Ground Lease (to the extent the Agency is required to give such consent under the Ground Lease and as may be required by Seller in connection with the Mortgage Loan) together with an agreement by the Agency to give notice to Seller, as the mortgage lender on the Property under the Mortgage Loan, if Agency commences a proceeding under the Federal Bankruptcy Code and if Agency should offer for sale under the Federal Bankruptcy Code the fee interest in the land to which the Ground Lease pertains, free of the interest of the Ground Lease. The Ground Lessor Estoppel , shall contain such additional matters, if any, as Seller, in its capacity as lender, may require in connection with the Mortgage Loan ("Lender's Required Items"). Seller shall provide its proposed Lender's Required Items within five
(5) business day following the Effective Date, and such additional items may be included only if Seller and Purchaser agree upon the additional items to be included within two (2) business days after Seller provides its proposed additional items. Lender's Required Items are for the benefit of Seller as lender, and the ultimate inclusion or deletion by the Ground Lessor in the Ground Lease Estoppel of any of the Lender's Required Items, may be waived or required by Seller only. In the event that Seller and Purchaser cannot agree upon the Lender's Required Items within such two (2) business day period, then this Agreement shall be terminated, and the Deposit, the Loan Application Fee and Loan Deposit, as applicable, shall be returned to Purchaser, and neither party shall have any further rights or obligations hereunder (except for any indemnity obligations of either party pursuant to the provisions of this Agreement), and each party shall bear its own costs incurred hereunder. Purchaser shall notify Seller within three (3) business days of receipt of the Ground Lessor Estoppel and Ground Lessor Consent in the event Purchaser determines that the Ground Lessor Estoppel or Ground Lessor Consent is not acceptable to Purchaser along with the reasons for such determination; provided, however, that the Ground Lessor Estoppel and Ground Lessor Consent shall not be deemed not acceptable to Purchaser as long as the Ground Lessor Estoppel certifies to the matters required to be certified to by the Ground Lessor in
Article 34 of the Ground Lease and the Ground Lessor Consent provides the consents required to be provided by Ground Lessor under the Ground Lease. In the event Purchaser fails to give such notice within such three (3) business day period, then any such Ground Lessor Estoppel and Ground Lessor Consent shall be deemed to be acceptable to Purchaser. If Purchaser does not receive the Ground Lessor Estoppel and Ground Lessor Consent in a form satisfactory or deemed satisfactory to Purchaser on or before two (2) business days prior to Closing, Purchaser shall have the right to terminate this Agreement by written notice to Seller. If this Agreement is terminated pursuant to the foregoing provisions of this paragraph, the Deposit shall be returned to Purchaser, the Loan Deposit shall be returned by Seller, (if the Loan Deposit has theretofore been provided by Purchaser to Seller, and except to the extent provided in Article X), neither party shall have any further rights or obligations hereunder (except for any indemnity obligations of either party pursuant to the provisions of this Agreement), and each party shall bear its own costs incurred hereunder. If Purchaser fails to give Seller a notice of termination as set forth above, Purchaser shall be deemed to have approved the Ground Lessor Estoppel and Ground Lessor Consent provided by Seller and to have elected to proceed with the purchase of the Property pursuant to the terms hereof.

                                   ARTICLE IV

                                     CLOSING

                  SECTION 4.1 Time and Place. The consummation of the transaction contemplated hereby (the "Closing") shall be held at the offices of the Title Company on the 30th day after the end of the Inspection Period, or on such earlier date as both parties agree upon, except that provided that Seller and Purchaser agree, the Closing may be accomplished by the use of overnight or same day courier. At the Closing, Seller and Purchaser shall perform the obligations set forth in, respectively, Section 4.2 and Section 4.3 hereof, the performance of which obligations shall be concurrent conditions; provided that the Deed shall not be recorded until Seller receives confirmation that Escrow Holder has received the full amount of the Purchase Price, adjusted by prorations as set forth herein. The Closing shall be consummated through an escrow administered by Escrow Agent pursuant to additional escrow instructions that are consistent with this Agreement. The Purchase Price and all documents shall be deposited with the Escrow Agent as escrowee.

                  SECTION 4.2 Seller's Obligations at Closing. At Closing, Seller shall:

                  (a) deliver to Purchaser a duly executed grant deed of improvements and assignment of leasehold and reciprocal easement agreement (the "Deed") in the form attached hereto as Exhibit G, conveying the ground leasehold interest in the Land and Improvements, subject only to the Permitted Exceptions; the warranty of title in the Deed will be only as to claims made by, through or under Seller and not otherwise;

                  (b) deliver to Purchaser a duly executed bill of sale (the "Bill of Sale") conveying the Personal Property without warranty of title (other than that Seller has not previously conveyed its interest in the Personal Property) or use and without warranty, express or implied, as to merchantability and fitness for any purpose and in the form attached hereto as Exhibit H;

                  (c) assign to Purchaser, and Purchaser shall assume, the landlord/lessor interest in and to the Leases, Rents and Security Deposits, and any and all obligations to pay leasing commissions and finder's fees with respect to the Leases and amendments, renewals and expansions thereof, to the extent provided in Section 4.4(b)(v) hereof, by a duly executed assignment and assumption agreement (the "Assignment of Leases") in the form attached hereto as
Exhibit I pursuant to which (i) Seller shall indemnify Purchaser and hold Purchaser harmless from and against any and all claims pertaining thereto arising prior to Closing and (ii) Purchaser shall indemnify Seller and hold Seller harmless from and against any and all claims pertaining thereto arising from and after the Closing, including without limitation, claims made by tenants with respect to tenants' Security Deposits to the extent paid, credited or assigned to Purchaser;

                  (d) to the extent assignable, assign to Purchaser, and Purchaser shall assume, Seller's interest in the Operating Agreements (other than those rejected by Purchaser pursuant to Section 1.1 (e)) and the other Intangibles by duly executed assignment and assumption agreement (the "Assignment of Contracts") in the form attached hereto as Exhibit J pursuant to which (i) Seller shall indemnify Purchaser and hold Purchaser harmless from and against any and all claims pertaining thereto arising prior to Closing, and (ii) Purchaser shall indemnify Seller and hold Seller harmless from and against any and all claims pertaining thereto arising from and after the Closing;

                  (e) join with Purchaser to execute a notice (the "Tenant Notice") in the form attached hereto as Exhibit K, which Purchaser shall send to each tenant under each of the Leases promptly after the Closing, informing such tenant of the sale of the Property and of the assignment to Purchaser of Seller's interest in, and obligations under, the Leases (including, if applicable, any Security Deposits), and directing that all Rent and other sums payable after the Closing under each such Lease be paid as set forth in the Tenant Notice;

                  (f) In the event that any representation or warranty of Seller needs to be modified due to changes since the Effective Date, deliver to Purchaser a certificate, dated as of the date of Closing and executed on behalf of Seller by a duly authorized officer thereof, identifying any representation or warranty which is not, or no longer is, true and correct and explaining the state of facts giving rise to the change. In no event shall Seller be liable to Purchaser for, or be deemed to be in default hereunder by reason of, any breach of representation or warranty which results from any change that (i) occurs between the Effective Date and the date of Closing and is expressly permitted under the terms of this Agreement, or (ii) occurs between the Effective Date and the date of the Closing and is beyond the reasonable control of Seller to prevent; provided, however, that the occurrence of a change which is not permitted hereunder or is beyond the reasonable control of Seller to prevent shall, if materially adverse to Purchaser or the Property, as reasonably determined by Purchaser, constitute the non-fulfillment of the condition set forth in Section 4.6(b) hereof; if, despite changes or other matters described in such certificate, the Closing occurs, Seller's representations and warranties set forth in this Agreement shall be deemed to have been modified by all statements made in such certificate;

                  (g) deliver to Purchaser such evidence as the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Seller;

                  (h) deliver to Purchaser a certificate in the form attached hereto as Exhibit L duly executed by Seller stating that Seller is not a "foreign person" as defined in the Federal Foreign Investment in Real Property Tax Act of 1980 and a California Form 597-W;

                  (i) deliver to Purchaser originals (to the extent originals are in Seller's possession, or photocopies if originals are not in Seller's possession), including electronic versions if any, of the Leases, Operating Agreements and Intangibles, together with such leasing and property files and records located at the Property or the property manager's office which are material in connection with the continued operation, leasing and maintenance of the Property, but excluding any Confidential Documents;

                  (j) deliver such affidavits as may be customarily and reasonably required by the Title Company, in a form reasonably acceptable to Seller;

                  (k) deliver to Purchaser possession and occupancy of the Property, subject to the Permitted Exceptions;

                  (l)      execute a closing statement acceptable to Seller; and

                  (m) deliver such additional documents and items as shall be reasonably required to consummate the transaction contemplated by this Agreement (including the funding of the Mortgage Loan in accordance with Article
X), including without limitation, keys or codes to locks on the Property.

                  SECTION 4.3 Purchaser's Obligations at Closing. At Closing, Purchaser shall:

                  (a) deposit with Escrow Agent and cause to be paid to Seller the full amount of the Purchase Price (which amount shall include the Deposit and the proceeds of the Mortgage Loan), as increased or decreased by prorations and adjustments as herein provided, in immediately available wire transferred funds pursuant to Section 1.4 hereof;

                  (b) join Seller in execution of the Assignment of Leases, Assignment of Contracts and Tenant Notices;

                  (c) In the event that any representation or warranty of Purchaser set forth in Sections 5.5(a) or (b) hereof needs to be modified due to changes since the Effective Date, deliver to Seller a certificate, dated as of the date of Closing and executed on behalf of Purchaser by a duly authorized representative thereof, identifying any such representation or warranty which is not, or no longer is, true and correct and explaining the state of facts giving rise to the change. In no event shall Purchaser be liable to Seller for, or be deemed to be in default hereunder by reason of, any breach of representation or warranty set forth in Sections 5.5(a) or (b) hereof which results from any change that (i) occurs between the Effective Date and the date of Closing and is expressly permitted under the terms of this Agreement, or (ii) occurs between the Effective Date and the date of the Closing and is beyond the reasonable control of Purchaser to prevent; provided, however, that the occurrence of a change which is not permitted hereunder or is beyond the reasonable control of Purchaser to prevent shall, if materially adverse to Seller, as reasonably determined by Seller, constitute the non-fulfillment of the condition set forth in Section 4.7(c) hereof; if, despite changes or other matters described in such certificate, the Closing occurs, Purchaser's representations and warranties set forth in this Agreement shall be deemed to have been modified by all statements made in such certificate;

                  (d) deliver to Seller such evidence as the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Purchaser;

                  (e) deliver such affidavits as may be customarily and reasonably required by the Title Company, in a form reasonably acceptable to Purchaser;

                  (f)      execute a closing statement acceptable to Purchaser;

                  (g) execute such documents as may be required pursuant to and satisfy the terms and conditions of Article X hereof; and

                  (h) deliver such additional documents as shall be reasonably required to consummate the transaction contemplated by this Agreement.

                  SECTION 4.4 Credits and Prorations

                  (a) All income and expenses of the Property shall be apportioned as of 12:01 a.m., on the day of Closing, as if Purchaser were vested with title to the Property during the entire day upon which Closing occurs. Subject to the provisions of this Section 4.4, such prorated items shall include without limitation the following: (i) all Rents, if any; (ii) taxes and assessments (including personal property taxes on the Personal Property) levied against the Property; (iii) utility charges for which Seller is liable, if any, such charges to be apportioned at Closing on the basis of the most recent meter reading occurring prior to Closing (dated not more than fifteen (15) days prior to Closing) or, if unmetered, on the basis of a current bill for each such utility; (iv) all amounts payable under brokerage agreements and Operating Agreements, pursuant to the terms of this Agreement; and (v) any other operating expenses or other items pertaining to the Property which are customarily prorated between a purchaser and a seller in the county in which the Property is located.

                  (b) Notwithstanding anything contained in Section 4.4(a) hereof:

                           (i)      At Closing, (A) Seller shall, at Seller's
option, either deliver to Purchaser any Security Deposits actually held by Seller pursuant to the Leases or credit to the account of Purchaser the amount of such Security Deposits (to the extent such Security Deposits have not been applied against delinquent Rents or otherwise as provided in the Leases), and
(B) Purchaser shall credit to the account of Seller all refundable cash or other deposits posted with utility companies serving the Property, or, at Seller's option, Seller shall be entitled to receive and retain such refundable cash and deposits;

                           (ii)     Any taxes paid at or prior to Closing shall
be prorated based upon the amounts actually paid. If taxes and assessments due and payable during the year of Closing have not been paid before Closing, Seller shall be charged at Closing an amount equal to that portion of such taxes and assessments which relates to the period before Closing and Purchaser shall pay the taxes and assessments prior to their becoming delinquent. Any such apportionment made with respect to a tax year for which the tax rate or assessed valuation, or both, have not yet been fixed shall be based upon the tax rate and/or assessed valuation last fixed. To the extent that the actual taxes and assessments for the current year differ from the amount apportioned at

Closing, the parties shall make all necessary adjustments by appropriate payments between themselves within thirty (30) days after such amounts are determined following Closing, subject to the provisions of Section 4.4(d) hereof;

                           (iii)    Charges referred to in Section 4.4(a) hereof
which are payable by any tenant to a third party shall not be apportioned hereunder, and Purchaser shall accept title subject to any of such charges unpaid and Purchaser shall look solely to the tenant responsible therefor for the payment of the same. If Seller shall have paid any of such charges on behalf of any tenant, and shall not have been reimbursed therefor by the time of Closing, Purchaser shall credit to Seller an amount equal to all such charges so paid by Seller;

                           (iv)     As to utility charges referred to in Section
4.4(a)(iii) hereof, Seller may on notice to Purchaser elect to pay one or more or all of said items accrued to the date hereinabove fixed for apportionment directly to the person or entity entitled thereto, and to the extent Seller so elects, such item shall not be apportioned hereunder, and Seller's obligation to pay such item directly in such case shall survive the Closing or any termination of this Agreement;

                           (v)      Upon the Closing, Purchaser shall be
responsible for the payment of (A) all Tenant Inducement Costs (as hereinafter defined) and leasing commissions which become due and payable (whether before or after Closing) as a result of any new Leases, or any renewals, amendments or expansions of existing Leases (whether or not entered into pursuant to an option), arising or entered into during the Lease Approval Period (as hereinafter defined) and, if required, approved or deemed approved in accordance with Section 5.4 hereof; provided that if the term of a new Lease or extension or expansion of an existing Lease commences prior to the date of Closing, then Purchaser shall be responsible for only its prorata share of the Tenant Inducement Costs and leasing commissions related thereto, which prorata share shall be calculated by comparing the portion of such new or extended term that remains after the Closing Date to the total duration of the new or extended term; and (B) all Tenant Inducement Costs and leasing commissions with respect to new Leases, or renewals, amendments or expansions of existing Leases, arising, signed or entered into from and after the date of Closing, including but not limited to leasing commissions that become payable after the termination of a brokerage agreement referred to in Section 5.1(d) hereof in accordance with the terms of such an agreement; and (C) Tenant Inducement Costs in the amount of approximately $2,100,000 and leasing commissions in the amount of approximately $750,000 in respect of the Brown & Winfield lease renewal, expansion and extension intended to be effective as of April 1, 2004, which may be executed prior to the Effective Date. If, as of the date of Closing, Seller shall have paid any Tenant Inducement Costs or leasing commissions for which Purchaser is responsible pursuant to the foregoing provisions, or if, as of the date of Closing, Seller shall have paid any attorneys' fees or expenses incurred in connection with the drafting or the negotiation, or both, of any leases entered into after the Effective Date, Purchaser shall reimburse Seller therefor at Closing, subject to the prorata sharing of such costs as described above for any such leases that commence prior to the date of Closing and subject to a cap on attorneys' fees of $1.00 per square foot of rentable area for each new lease and $.50 per square foot of rentable area for a lease amendment. For purposes hereof, the term "Tenant Inducement Costs" shall mean any out-of-pocket payments required under a Lease to be paid by the landlord thereunder to or for the benefit of the tenant thereunder which is in the nature of a tenant inducement, including specifically, without limitation, tenant improvement costs, lease buyout costs, and moving, design, refurbishment and club membership allowances. The term "Tenant Inducement Costs" shall not include loss of income resulting from any free rental period, it being agreed that Seller shall bear the loss resulting from any free rental period until the date of Closing and that Purchaser shall bear such loss from and after the date of Closing. For purposes hereof, the term "Lease Approval Period" shall mean the period from the Effective Date until the date of Closing;

                           (vi)     Unpaid and delinquent Rent collected by
Seller and Purchaser after the date of Closing shall be delivered as follows:
(a) if Seller collects any unpaid or delinquent Rent for the Property, Seller shall, within fifteen (15) days after the receipt thereof, deliver to Purchaser any such Rent which Purchaser is entitled to hereunder relating to the date of Closing and any period thereafter, and (b) if Purchaser collects any unpaid or delinquent Rent from the Property, Purchaser shall, within fifteen (15) days after the receipt thereof, deliver to Seller any such Rent which Seller is entitled to hereunder relating to the period prior to the date of Closing. Seller and Purchaser agree that all Rent received by Seller or Purchaser within the first ninety (90) day period after the date of Closing shall be applied first to current Rent then to delinquent Rent, if any, in the inverse order of their maturity. For a period of 180 days after the Closing Purchaser will make a good faith effort to collect all Rents in the usual course of Purchaser's operation of the Property, but Purchaser will not be obligated to institute any lawsuit or other collection procedures to collect delinquent Rents. Seller may attempt to collect any delinquent Rents owed Seller and may institute any lawsuit or collection procedures, but may not evict any tenant or seek to interfere with its occupancy of the Improvements after Closing. In the event that there shall be any Rents or other charges under any Leases which, although relating to a period prior to Closing, do not become due and payable until after Closing or are paid prior to Closing but are subject to adjustment after Closing (such as year end common area expense reimbursements and the like), then any Rents or charges of such type received by Purchaser or its agents or Seller or its agents subsequent to Closing shall, to the extent applicable to a period extending through the Closing, be prorated between Seller and Purchaser as of Closing and Seller's portion thereof shall be remitted promptly to Seller by Purchaser.

                           (vii)    Purchaser shall receive a credit from Seller
at Closing in the amount of the closing costs to be paid by Purchaser pursuant to Section 4.5(c) below (excluding, however, the cost of any counsel representing Purchaser), but in no event shall such credit exceed the amount of Three Hundred Thousand Dollars ($300,000.00); provided, however, that if the closing costs to be paid by Purchaser under Section 4.5(c) below are less than $300,000, the balance of the $300,000 credit shall be given to Purchaser as a credit against Purchaser's share of pro-rations and charges under this Section 4.4.

                  (c) Seller may, at its sole expense, prosecute appeals (if any) of the real property tax assessment for the period prior to the Closing, and may take related action which Seller deems appropriate in connection therewith. Purchaser shall reasonably cooperate with Seller in connection with such appeal and collection of a refund of real property taxes paid, provided that Purchaser shall incur no material cost or expense in connection therewith. Seller owns and holds all right, title and interest in and to such appeal and refund, and all amounts payable in connection therewith shall be paid directly to Seller by the applicable authorities. If such refund or any part thereof is received by Purchaser, Purchaser shall promptly pay such amount to Seller. Any refund received by Seller shall be distributed as follows: first, to reimburse Seller for all costs incurred in connection with the appeal; second, with respect to refunds payable to tenants of the Real Property pursuant to the Leases, to such tenants in accordance with the terms of such Leases; and third, to Seller to the extent such appeal covers the period prior to the Closing, and to Purchaser to the extent such appeal covers the period as of the Closing and thereafter. If and to the extent any such appeal covers the period after the Closing, Purchaser shall have the right to participate in such appeal.

                  (d) Except as otherwise provided herein, any revenue or expense amount which cannot be ascertained with certainty as of Closing shall be prorated on the basis of the parties' reasonable estimates of such amount, and shall be the subject of a final proration ninety (90) days after Closing, or as soon thereafter as the precise amounts can be ascertained. Any reconciliation of revenue or expense amounts relating to Leases which needs to be made in connection with this Section 4.4 shall be prepared by Purchaser and submitted to Seller for Seller's review and approval. Purchaser shall promptly notify Seller when it becomes aware that any such estimated amount has been ascertained. Once all revenue and expense amounts have been ascertained, Purchaser shall prepare, and certify as correct, a final proration statement which shall be in a form consistent with the closing statement delivered at Closing and which shall be subject to Seller's approval. Upon Seller's acceptance and approval of any final proration statement submitted by Purchaser, such statement shall be conclusively deemed to be accurate and final, and any payment due to any party as a result of such final pro-rations shall be made within thirty (30) days of such approval by Seller.

                  (e) Subject to the final sentence of Section 4.4(d) hereof, the provisions of this Section 4.4 shall survive Closing.

                  SECTION 4.5 Transaction Taxes and Closing Costs.

                  (a) Seller and Purchaser shall execute such returns, questionnaires and other documents as shall be required with regard to all applicable real property transaction taxes imposed by applicable federal, state or local law or ordinance;

                  (b) Seller shall pay the fees of any counsel representing Seller in connection with this transaction. Seller shall also pay the following costs and expenses:

                           (i)      one-half of the escrow fee, if any, which
may be charged by the Escrow Agent or Title Company;

                           (ii)     the fee for the title examination and the
Title Commitment and the premium for the Owner's ALTA Policy of Title Insurance to be issued to Purchaser by the Title Company at Closing;

                           (iii)    the fees for recording the Deed;

                           (iv)     any transfer tax, sales tax, documentary
stamp tax or similar tax which becomes payable by reason of the transfer of the Property from Seller to Purchaser; and

                           (v)      all fees and commissions payable to the
Broker, as defined in Section 8.1 below, up to but not to exceed the sum of Seven Hundred Fifty Thousand Dollars ($750,000.00).

                  (c) Purchaser shall pay the fees of any counsel representing Purchaser in connection with this transaction. Subject to Section 4.4(b)(vii) above, Purchaser shall also pay the following costs and expenses:

                           (i)      one-half of the escrow fee, if any, which
may be charged by the Escrow Agent or Title Company;

                           (ii)     the premium for all endorsements relating to
the Owner's Policy of Title Insurance to be issued to Purchaser by the Title Company at Closing;

                           (iii)    the cost of the Survey or any update of any
survey in Seller's possession, as Purchaser may elect, and the cost of any special language requested by Purchaser; and

                           (iv)     all fees and commissions payable to the
Broker in excess of the amount to be paid by Seller pursuant to Section 4.5(b)(v) above.

                  (d) The Personal Property is included in this sale without charge, except that Purchaser shall pay to Seller the amount of any and all sales or similar taxes payable in connection with the transfer of the Personal Property and Purchaser shall execute and deliver any tax returns required of it in connection therewith.

                  (e) All costs and expenses incident to this transaction and the closing thereof, and not specifically described above, shall be paid by the party incurring same.

                  (f) The provisions of this Section 4.5 shall survive the Closing.

                  SECTION 4.6 Conditions Precedent to Obligations of Purchaser. The obligation of Purchaser to consummate the transaction hereunder shall be subject to the fulfillment on or before the date of Closing of all of the following conditions, any or all of which may be waived by Purchaser in its sole discretion:

                  (a) Seller shall have delivered to Purchaser all of the items required to be delivered to Purchaser pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 4.2 hereof;

                  (b) All of the representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the date of Closing (with appropriate modifications permitted under this Agreement); and

                  (c) Seller shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Seller as of the date of Closing.

                  SECTION 4.7 Conditions Precedent to Obligations of Seller. The obligation of Seller to consummate the transaction hereunder shall be subject to the fulfillment on or before the date of Closing of all of the following conditions, any or all of which may be waived by Seller in its sole discretion:

                  (a) Seller shall have received the Purchase Price as adjusted as provided herein, pursuant to and payable in the manner provided for in this Agreement;

                  (b) Purchaser shall have delivered to Seller all of the items required to be delivered to Seller pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 4.3 hereof;

                  (c) All of the representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects as of the date of Closing (with appropriate modifications permitted under this Agreement); and

                  (d) Purchaser shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Purchaser as of the date of Closing.

                  SECTION 4.8 Additional Condition Precedent to Obligations of Purchaser. Purchaser's obligation to consummate the Closing is also subject to and conditioned upon the condition that there shall have been no "material adverse change" (as hereinafter defined) between the expiration of the Inspection Period and the date of Closing not caused by Purchaser. As used herein, a "material adverse change" shall be limited to and include only a material adverse exception to the title to the Property, a material adverse change to the physical condition of the Property which materially and substantially impairs the Purchaser's use of the Property as an office building, or a material release of "hazardous materials" as the same shall be defined in the Loan Documents), in, on or under the Property, which in all cases did not exist prior to the expiration of the Inspection Period and that will not be cured or removed prior to Closing. In the event that Purchaser or Seller's Designated Employees becomes aware of a material adverse change, such party shall give the other party written notice thereof. Purchaser shall have three
(3) business days following receipt of notice of the material adverse change to elect to either terminate this Agreement or waive the material adverse change. Failure of Purchaser to notify Seller in writing of such election within such three (3) business day period shall constitute Purchase's election to waive the material adverse change. If Purchaser gives notice to Seller in writing within such three (3) business day period of its election to eliminate the Agreement, then

Seller shall have three (3) business days after receipt of such notice from Purchaser to give Purchaser written notice of Seller's intention to cure such objectionable condition on or before the Closing Date. If Seller notifies Purchaser within such three (3) business day period of its intention to cure, then the Agreement shall not terminate, but the Closing shall be extended up to but not in excess of thirty (30) days, as selected by Seller, during which period Seller may attempt to satisfy or remove the objectionable condition; provided, however, that if Seller satisfies or removes the objectionable condition to Purchaser's reasonable satisfaction, the Closing shall occur on the earlier to occur of the extended date for Closing selected by Seller for satisfaction or removal of the condition, or within ten (10) days of the satisfaction or removal of such condition; and provided, further, however, if Seller thereafter fails to remove or satisfy Purchaser's objection, Purchaser shall have the right in its sole discretion either to waive in writing the objectionable condition and proceed with the purchase, or terminate this Agreement.

                                    ARTICLE V

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

                  SECTION 5.1 Representations and Warranties of Seller. Seller hereby makes the following representations and warranties to Purchaser as of the Effective Date, which representations and warranties shall be deemed to have been made again as of the Closing, subject to Section 4.2(f) hereof:

                  (a) Organization and Authority. Seller has been duly organized and is validly existing and in good standing under the laws of the State of New York and in good standing and duly qualified to do business in the State where the Property is located. Subject to the provisions of Section 11.16 hereof, Seller has the full right and authority to enter into this Agreement and to transfer all of the Property and to consummate or cause to be consummated the transaction contemplated by this Agreement. The person signing this Agreement on behalf of Seller is authorized to do so.

                  (b) Pending Actions. To Seller's knowledge, Seller has not received written notice of any action, suit, arbitration, unsatisfied order or judgment, government investigation or proceeding pending against Seller which, if adversely determined, could individually or in the aggregate materially interfere with the consummation of the transaction contemplated by this Agreement.

                  (c) Operating Agreements. To Seller's knowledge, the Operating Agreements listed on Exhibit C are all of the agreements concerning the operation and maintenance of the Property entered into by Seller and affecting the Property, except those operating agreements that are not assignable and will not affect Purchaser or the Property after the Closing. By a notice given to Seller at any time prior to the end of the Inspection Period), Purchaser may require that Seller terminate any or all of the Operating Agreements that may be terminated as of the Closing, or as of a date thirty (30) days after the Closing, at Seller's sole cost and expense, except that Seller shall, at its sole cost and expense, terminate any agreement with Seller's Property manager and leasing agent with respect to the Property, effective as of the Closing.

                  (d) Lease Brokerage. To Seller's knowledge, there are no agreements with brokers providing for the payment from and after the Closing by Seller or Seller's successor-in-interest of leasing commissions or fees for procuring tenants with respect to the Property, except as disclosed in Exhibit N hereto;

                  (e) Condemnation. To Seller's knowledge, Seller has received no written notice of any condemnation proceedings relating to the Property, nor to Seller's knowledge is any such proceeding threatened.

                  (f) Litigation. To Seller's knowledge, except as set forth on Exhibit O attached hereto, Seller has not received written notice of any litigation which has been filed against Seller relating to the Property and would materially affect the Property or use thereof, or Seller's ability to perform hereunder;

                  (g) Violations. To Seller's knowledge, except as set forth on Exhibit P attached hereto, Seller has not received written notice of any uncured violation of any federal, state or local law relating to the use or operation of the Property or which would materially adversely affect the Property or use thereof; and

                  (h) Leases. The rent roll attached hereto as Exhibit Q is accurate in all material respects, and lists all of the leases currently affecting the Property.

                  (i) Ground Lease. To Seller's knowledge, "Equity" as defined in the Ground Lease is $190,128,687, provided that this statement shall not be considered inaccurate or breached if the actual amount of Equity varies by fifteen percent (15%) or less.

                  SECTION 5.2 Knowledge Defined. References to the "knowledge" of Seller shall refer only to the current actual knowledge of the Designated Employees (as hereinafter defined) of Seller, and shall not be construed, by imputation or otherwise, to refer to the knowledge of Seller or any affiliate of Seller, to any property manager, or to any other officer, agent, manager, representative or employee of Seller or any affiliate thereof or to impose upon such Designated Employees any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains. As used herein, the term "Designated Employees" shall refer to Jeffrey Finn, the current asset manager and Richard Benner, the previous asset manager of Seller, each of whom has or had primary business responsibility for the Property.

                  SECTION 5.3 Survival of Seller's Representations and Warranties. The representations and warranties of Seller set forth in Section
5.1 hereof as updated as of the Closing in accordance with the terms of this Agreement, shall survive Closing for a period of one (1) year. No claim for a breach of any representation or warranty of Seller shall be actionable or payable if the breach in question results from or is based upon a condition, state of facts or other matter which was known to Purchaser prior to the Closing. Seller shall have no liability to Purchaser for a breach of any representation or warranty (a) unless the valid claims for all such breaches collectively aggregate more than One Hundred Thousand Dollars ($100,000.00) in which event the full amount of such valid claims shall be actionable, up to the Cap (as defined in this Section), and (b) unless written notice containing a description of the specific nature of such breach shall have been given by Purchaser to Seller prior to the expiration of said one (1) year period and an action shall have been commenced by Purchaser against Seller within fifteen (15) months following the Closing. Purchaser agrees to first seek recovery under any insurance policies, service contracts and Leases prior to seeking recovery from Seller, and Seller shall not be liable to Purchaser if Purchaser's claim is satisfied from such insurance policies, service contracts or Leases. As used herein, the term "Cap" shall mean the total aggregate amount of Five Million Dollars ($5,000,000.00).

                  SECTION 5.4 Covenants of Seller. Seller hereby covenants with Purchaser as follows:

                  (a) From the Effective Date hereof until the Closing or earlier termination of this Agreement, Seller shall use reasonable efforts to operate and maintain the Property in a manner generally consistent with the manner in which Seller has operated and maintained the Property prior to the date hereof;

                  (b) Except as provided hereinbelow, a copy of any termination, amendment, renewal or expansion of an existing Lease or Operating Agreement or of any new Lease or Operating Agreement which Seller wishes to execute between the Effective Date and the date of Closing will be submitted to Purchaser prior to execution by Seller. Purchaser agrees to notify Seller in writing within five (5) business days after its receipt thereof of either its approval or disapproval thereof, including all Tenant Inducement Costs, leasing commissions and attorneys' fees and expenses to be incurred in connection therewith. Prior to the end of the Inspection Period, Purchaser shall not have the right to withhold its approval of any new Lease or amendment, renewal or expansion of an existing Lease that is consistent with the present leasing profile of the Property, or the current leasing of the Property. After the end of the Inspection Period, Purchaser shall have the right to approve all new Operating Agreements and new leasing transactions or terminations, amendments, renewals or expansions of existing Operating Agreements or Leases, which approval shall be in Purchaser's discretion; provided, however, Purchaser shall have no right to disapprove (and shall be deemed to have approved) any Lease renewal or expansion which occurs or is made pursuant to the terms of an existing Lease. In the event Purchaser informs Seller within such five (5) business day period that Purchaser does not approve the termination, amendment, renewal or expansion of an existing Operating Agreement or Lease or the proposed new Operating Agreement or proposed new Lease, which approval shall be consistent with the aforementioned standards, Seller shall not proceed with the termination, amendment, renewal or expansion or new Operating Agreement or Lease in question. In the event Purchaser fails to notify Seller in writing of its approval or disapproval within the five (5) business day period set forth above, Purchaser shall be deemed to have approved such new Operating Agreement or Lease, termination, amendment, renewal or expansion, including all Tenant Inducement Costs and leasing commissions to be incurred in connection therewith as disclosed by Seller. At Closing, Purchaser shall reimburse Seller for any Tenant Inducement Costs, leasing commissions and attorneys' fees and other expenses, incurred by Seller pursuant to an amendment, a renewal, an expansion or a new Lease approved (or deemed approved) by Purchaser as provided in Section 4.4(b)(v).

                  (c) To the extent the information requested is (i) reasonably available to Seller in its Los Angeles, California Real Estate Investments office, and (ii) not confidential or covered by any privilege, including the attorney-client privilege, or is not attorney work product, Seller shall provide Purchaser during the Inspection Period with financial information for the Property for calendar year 2002 and calendar year to date 2003 in a form reasonably sufficient to permit Purchaser's auditors to prepare, at Purchaser's sole cost and expense, audited financial statements for the Property for such year. Seller shall provide Purchaser's auditors with reasonable access to meet with the personnel of Seller and its agents as may be reasonably necessary for Purchaser to investigate and confirm Seller's financial information and prepare any required filings with the Securities and Exchange Commission relating to this transaction.

                  SECTION 5.5 Representations and Warranties of Purchaser. Purchaser hereby makes the following representations and warranties to Seller as of the Effective Date, which representations and warranties shall be deemed to have been made again as of the Closing, subject to Section 4.3(c) hereof:

                  (a) Organization and Authority. Purchaser has been duly organized and is validly existing and in good standing under the laws of Maryland and in good standing and qualified to do business in the State where the Property is located. Purchaser has the full right and authority to enter into this Agreement and to consummate or cause to be consummated the transaction contemplated by this Agreement. The person signing this Agreement on behalf of Purchaser is authorized to do so.

                  (b) Pending Actions. To Purchaser's knowledge, there is no action, suit, arbitration, unsatisfied order or judgment, government investigation or proceeding pending against Purchaser which, if adversely determined, could individually or in the aggregate materially interfere with the consummation of the transaction contemplated by this Agreement.

                  (c)      ERISA.

                           (i)      As of the Closing, (1) Purchaser will not be
an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is subject to Title I of ERISA, nor a plan as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (each of the foregoing hereinafter referred to collectively as "Plan"), and (2) the assets of the Purchaser will not constitute "plan assets" of one or more such Plans within the meaning of Department of Labor ("DOL") Regulation Section 2510.3-101.

                           (ii)     As of the Closing, if Purchaser is a
"governmental plan" as defined in Section 3(32) of ERISA, the closing of the sale of the Property will not constitute or result in a violation of state or local statutes regulating investments of and fiduciary obligations with respect to governmental plans.

                           (iii)    As of the Closing, Purchaser will be acting
on its own behalf and not on account of or for the benefit of any Plan.

                           (iv)     Purchaser has no present intent to transfer
the Property to any entity, person or Plan which will cause a violation of ERISA.

                           (v)      Purchaser shall not assign its interest
under this Agreement to any entity, person, or Plan which will cause a violation of ERISA.

                  SECTION 5.6 Survival of Purchaser's Representations and Warranties. The representations and warranties of Purchaser set forth in Section
5.5 hereof as updated as of the Closing in accordance with the terms of this Agreement, shall survive Closing for a period of one (1) year. No claim for a breach of any representation or warranty of Purchaser shall be actionable or payable if the breach in question results from or is based upon a condition, state of facts or other matter which was known to Seller prior to Closing. Purchaser shall have no liability to Seller for a breach of any representation or warranty (a) unless the valid claims for all such breaches collectively aggregate more than One Hundred Thousand Dollars ($100,000.00), in which event the full amount of such valid claims shall be actionable, up to the Cap (as defined in Section 5.3), and (b) unless written notice containing a description of the specific nature of such breach shall have been given by Seller to Purchaser prior to the expiration of said one (1) year period and an action shall have been commenced by Seller against Purchaser within fifteen (15) months following the Closing. Seller agrees to first seek recovery under any insurance policies, service contracts and Leases prior to seeking recovery from Purchaser, and Purchaser shall not be liable to Seller if Seller's claim is satisfied from such insurance policies, service contracts or Leases.

                                   ARTICLE VI

                                     DEFAULT

                  SECTION 6.1 Default by Purchaser. In the event the sale of the Property as contemplated hereunder is not consummated due to Purchaser's default hereunder, Seller shall be entitled, as its sole remedy, to terminate this Agreement and receive the Deposit and retain the Loan Deposit as liquidated damages for the breach of this Agreement, it being agreed between the parties hereto that the actual damages to Seller in the event of such breach are impractical to ascertain and the amount of the Total Deposit is a reasonable estimate thereof.

                  SECTION 6.2 Default by Seller. In the event the sale of the Property as contemplated hereunder is not consummated due to Seller's default hereunder, Purchaser shall be entitled, as its sole remedy, either (a) to receive the return of the Deposit (and the Loan Deposit if it has theretofore been provided by Purchaser to Seller), which return shall operate to terminate this Agreement and release Seller from any and all liability hereunder, or (b) to enforce specific performance of Seller's obligation to convey the Property to Purchaser in accordance with the terms of this Agreement, it being understood and agreed that the remedy of specific performance shall not be available to enforce any other obligation of Seller hereunder. Purchaser expressly waives its rights to seek damages in the event of Seller's default hereunder. If the sale of the Property is not consummated due to Seller's default hereunder, Purchaser shall be deemed to have elected to terminate this Agreement and receive back the Deposit (and the Loan Deposit if it has theretofore been provided by Purchaser to Seller) if Purchaser fails to file suit for specific performance against Seller in a court having jurisdiction in the county and state in which the Property is located, on or before thirty
(30) days following the date upon which Closing was to have occurred.

                  SECTION 6.3 Recoverable Damages. Notwithstanding Sections 6.1 and 6.2 hereof, in no event shall the provisions of Sections 6.1 and 6.2 limit the damages recoverable by either party against the other party due to the other party's obligation to indemnify such party in accordance with this Agreement. This Section shall survive the Closing or the earlier termination of this Agreement.

                                   ARTICLE VII

                                  RISK OF LOSS

                  SECTION 7.1 Minor Damage or Condemnation. In the event of loss or damage to, or legal proceeding under power of eminent domain ("Condemnation") is commenced with respect to the Property or any portion thereof which is not "Major" (as hereinafter defined), this Agreement shall remain in full force and effect provided that Seller shall, at Seller's option, either (a) perform any necessary repairs, or (b) assign to Purchaser, without representation, warranty or recourse to Seller, all of Seller's right, title and interest in and to any claims and proceeds Seller may have with respect to any casualty insurance policies or Condemnation awards relating to the premises in question, after deduction of Seller's expenses of collection and amounts expended by Seller in Seller's reasonable discretion to prevent further damage to the Property or to alleviate unsafe conditions at the Property caused by casualty or Condemnation. In the event that Seller elects to perform repairs upon the Property, Seller shall use reasonable efforts to complete such repairs promptly and the date of Closing shall be extended a reasonable time in order to allow for the completion of such repairs. If Seller elects to assign a casualty claim to Purchaser, the Purchase Price shall be reduced by an amount equal to the lesser of the deductible amount under Seller's insurance policy or the cost of such repairs as determined in accordance with Section 7.3 hereof. Upon Closing, full risk of loss with respect to the Property shall pass to Purchaser.

                  SECTION 7.2 Major Damage. In the event of a "Major" loss or damage to, or Condemnation of, the Property or any portion thereof, Purchaser may terminate this Agreement by written notice to the Seller, in which event the Deposit and the Loan Deposit shall be returned to Purchaser, less out-of-pocket costs incurred by Seller in connection with the Loan and Seller's Calculated Damages (as hereinafter defined) (if the Loan Deposit has theretofore been provided by Purchaser to Seller, and except to the extent provided in Article
X). If Purchaser does not elect to terminate this Agreement within ten (10) days after Seller sends Purchaser written notice of the occurrence of such Major loss, damage or Condemnation (which notice shall state the cost of repair or restoration thereof as opined by an architect in accordance with Section 7.3 hereof), then Seller and Purchaser shall be deemed to have elected to proceed with Closing, in which event Seller shall, at Seller's option, either (a) perform any necessary repairs, or (b) assign to Purchaser, without representation, warranty or recourse to Seller, all of Seller's right, title and interest in and to any claims and proceeds Seller may have with respect to any casualty insurance policies or Condemnation awards relating to the premises in question, after deduction of Seller's reasonable expenses of collection and amounts expended by Seller in Seller's reasonable discretion to prevent further damage to the Property or to alleviate unsafe conditions at the Property caused by casualty or Condemnation. In the event that Seller elects to perform repairs upon the Property, Seller shall use reasonable efforts to complete such repairs promptly and the date of Closing shall be extended a reasonable time in order to allow for the completion of such repairs. If Seller elects to assign a casualty claim to Purchaser, the Purchase Price shall be reduced by an amount equal to the lesser of the deductible amount under Seller's insurance policy or the cost of such repairs as determined in accordance with Section 7.3 hereof. Upon Closing, full risk of loss with respect to the Property shall pass to Purchaser.

                  SECTION 7.3 Definition of "Major" Loss or Damage. For purposes of Sections 7.1 and 7.2, "Major" loss, damage or Condemnation refers to the following: (a) loss or damage to the Property hereof such that the cost of repairing or restoring the premises in question to substantially the same condition which existed prior to the event of damage would be, in the opinion of an architect selected by Seller and reasonably approved by Purchaser, equal to or greater than Fifteen Million Dollars ($15,000,000.00), and (b) any loss due to a Condemnation which permanently and materially impairs the current use of the Property. If Purchaser does not give written notice to Seller of Purchaser's reasons for disapproving an architect within five (5) business days after receipt of notice of the proposed architect, Purchaser shall be deemed to have approved the architect selected by Seller.

                                  ARTICLE VIII

                                   COMMISSIONS

                  SECTION 8.1 Brokerage Commissions. With respect to the transaction contemplated by this Agreement, the sole broker involved is Secured Capital Corporation (the "Broker"). Seller shall pay the first $750,000 of any fee or commission owed to Broker in connection with this transaction and Purchaser shall pay the balance of such fee or commission, if any. Each party hereto agrees that if any person or entity makes a claim for brokerage commissions or finder's fees related to the sale of the Property by Seller to Purchaser, other than the Broker, and such claim is made by, through or on account of any acts or alleged acts of said party or its representatives, said party will protect, indemnify, defend and hold the other party free and harmless from and against any and all loss, liability, cost, damage and expense (including reasonable attorneys' fees) in connection therewith. The provisions of this paragraph shall survive the Closing or any termination of this Agreement.

                                   ARTICLE IX

                             DISCLAIMERS AND WAIVERS


                  SECTION 9.1 No Reliance on Documents. Except as expressly stated herein, Seller makes no representation or warranty as to the truth, accuracy or completeness of any materials, data or information delivered or given by Seller or its brokers or agents to Purchaser in connection with the transaction contemplated hereby. Purchaser acknowledges and agrees that all materials, data and information delivered or given by Seller to Purchaser in connection with the transaction contemplated hereby are provided to Purchaser as a convenience only and that any reliance on or use of such materials, data or information by Purchaser shall be at the sole risk of Purchaser, except as otherwise expressly stated herein. Neither Seller, nor any affiliate of Seller, nor the person or entity which prepared any report or reports delivered by Seller to Purchaser shall have any liability to Purchaser for any inaccuracy in or omission from any such reports.

                  SECTION 9.2 AS-IS SALE; DISCLAIMERS. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, IT IS UNDERSTOOD AND AGREED THAT SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

         PURCHASER ACKNOWLEDGES AND AGREES THAT UPON CLOSING SELLER SHALL SELL AND CONVEY TO PURCHASER AND PURCHASER SHALL ACCEPT THE PROPERTY "AS IS, WHERE IS, WITH ALL FAULTS," EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT OR IMPLIED BY LAW IN THE DEED UNDER CALIFORNIA CIVIL CODE SECTION 1113. PURCHASER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY OR RELATING THERETO (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, OFFERING PACKAGES DISTRIBUTED WITH RESPECT TO THE PROPERTY) MADE OR FURNISHED BY SELLER, THE MANAGERS OF THE PROPERTY, OR ANY REAL ESTATE BROKER OR AGENT REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT. PURCHASER ALSO ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS AND TAKES INTO ACCOUNT THAT THE PROPERTY IS BEING SOLD "AS-IS." PURCHASER FURTHER ACKNOWLEDGES THAT NEITHER SELLER NOR THE BROKER NOR ANYONE ACTING ON BEHALF OF SELLER HAS MADE ANY REPRESENTATIONS REGARDING THE ZONING, DEVELOPMENT POTENTIAL AND/OR RESTRICTIONS, OR THE SUITABILITY OF THE PROPERTY FOR PURCHASER'S INTENDED USE AND PURCHASER SHALL DETERMINE ALL SUCH MATTERS ON ITS OWN BEHALF DURING THE INSPECTION PERIOD.

         PURCHASER REPRESENTS TO SELLER THAT PURCHASER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND

ENVIRONMENTAL CONDITIONS THEREOF, AS PURCHASER DEEMS NECESSARY OR DESIRABLE TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTY, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO, OTHER THAN SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT OR IMPLIED BY LAW IN THE DEED UNDER CALIFORNIA CIVIL CODE SECTION 1113. UPON CLOSING, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER'S INVESTIGATIONS, AND PURCHASER, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER (AND SELLER'S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH PURCHASER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER (AND SELLER'S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTY, ALL SUBJECT TO AND WITHOUT LIMITING SELLER'S EXPRESS REPRESENTATIONS, WARRANTIES OR COVENANTS UNDER THIS AGREEMENT INCLUDING CONVEYANCING DOCUMENTS ATTACHED AS EXHIBITS. PURCHASER ACKNOWLEDGES THAT SUCH ADVERSE MATTERS MAY AFFECT PURCHASER'S ABILITY TO SELL, LEASE OR FINANCE THE PROPERTY AT ANY TIME AND FROM TIME TO TIME. IN CONNECTION THEREWITH, PURCHASER EXPRESSLY WAIVES ALL RIGHTS UNDER CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES THAT:

         "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

                  SECTION 9.3 Survival of Disclaimers. The provisions of this
Article IX shall survive Closing or any termination of this Agreement.

                                    ARTICLE X

                                  MORTGAGE LOAN

                  SECTION 10.1 Application. Purchaser hereby applies for, and subject to satisfaction of the conditions set forth in this Article X, Seller hereby commits to make or cause its affiliate to make the Mortgage Loan described below, on the terms, provisions and conditions contained herein. If all conditions contained herein have not been complied with on or before the Closing (the "Expiration Date"), Seller's obligations under this Article X shall cease, unless prior thereto, Seller, having the sole option to do so, extends the Expiration Date by written notice to Purchaser. Purchaser acknowledges that Seller may also enter into co-lending arrangements with its subsidiaries and/or affiliates.

        A cashier's or certified check or wired funds in the amount of Six Hundred Sixty Five Thousand Six Hundred Twenty Five Dollars ($665,625) (the "Loan Application Fee") also accompanies this Agreement. Except as provided in the immediately succeeding sentence hereof, the Loan Application Fee shall be retained by Seller as its fee for committing to provide the Mortgage Loan in accordance with the terms of this Agreement. If this Agreement is terminated prior to the end of the Inspection Period other than as a result of Purchaser's default, the Loan Application Fee shall be returned to Purchaser, less, in the case where the Loan Deposit has not yet been provided to Seller, any reasonable out of pocket expenses incurred by Seller in connection with Purchaser's application for the Mortgage Loan. This paragraph shall survive the Closing or earlier termination of this Agreement.

        If Purchaser has not previously elected to terminate this Agreement, Purchaser agrees to provide to Seller, a cashier's or certified check or wired funds in the amount of Two Million Nine Hundred Twenty Five Thousand Dollars ($2,925,000) (the "Loan Deposit") prior to the end of the Inspection Period (time being of the essence), and the failure of Purchaser to timely deliver the Loan Deposit prior to the end of the Inspection Period shall be a material default and shall entitle Seller, at Seller's sole option, to terminate this Agreement immediately. The Loan Deposit may also be in the form of a clean irrevocable sight draft letter of credit, issued by a bank and in a form approved in writing by Seller, with an expiration date no earlier than two months following the contemplated date of Closing. The Loan Deposit shall be held by Seller and will be returned to Purchaser on the date of the Closing, subject to Seller's right to keep the Loan Deposit in the circumstances described in this Agreement. It is understood and agreed that Seller shall be entitled to retain the Loan Deposit if the sale contemplated by this Agreement does not close for any reason whatsoever or if the Loan does not close for any reason whatsoever, in each case other than (i) an express default by Seller under this Agreement, or (ii) Seller does not obtain the approvals described in
Section 11.16 by the Committee Approval Date (iii) pursuant to an express provision of this Agreement which provides that the Loan Deposit less out-of-pocket costs and Seller's Calculated Damages (as hereinafter defined) are returned to Purchaser.

        Purchaser may have the interest rate as set forth in Section 10.3 (c) determined prior to the end of the Inspection Period by providing Seller with one (1) Business Day's notice of Purchaser's election have the interest rate determined, and simultaneously submitting delivering the Loan Deposit to Seller, by the means specified herein. Where Seller receives the Loan Deposit later than

2:00 P.M. E.S.T or E.D.T on a Business Day, the interest rate shall be determined pursuant to Section 10.3 (c) on the next Business Day.

         Seller's Calculated Damages shall mean the excess of (a) the present value of all interest payments payable during the Loan Term, discounted at the 7 year interpolated U.S. Treasury Yield on the Seller Determination Date, as determined by Seller in its sole discretion, less (b) the present value of all interest payments payable during the Loan Term, discounted at the 7 year interpolated U.S. Treasury Yield at the time the rate is locked on the Loan, as determined by Seller in its sole discretion; but in no event may the Seller's Calculated Damages be less than zero. "Seller Determination Date" means the date on which Seller's Trading Desk receives written notice that Purchaser intends to terminate the transaction contemplated by this Agreement, provided that if Seller's Trading Desk receives such notice later than 2:00 p.m. E.S.T. or E.D.T., as applicable, on a Business Day or on a day that is not a Business Day, then the Seller Determination Date shall be deemed to be the next succeeding Business Day.

        With respect to the Loan Deposit, it is understood and agreed that Seller will be entering into other contracts with other parties with respect to the anticipated disbursement of the Mortgage Loan including agreements with respect to the fixing of the interest rate prior to the funding of the Mortgage Loan, and Purchaser and Seller agree that where Seller is entitled to retain the Loan Deposit or any portion thereof pursuant to this Agreement, the amount of the retained portion of the Loan Deposit is intended by Purchaser and Seller to compensate Seller for losses sustained on its other contracts, time spent, labor and services performed, loss of interest and other losses and costs incurred by Seller in connection therewith. The Loan Deposit that is provided by Purchaser to Seller pursuant to this paragraph together with the Deposit referred to in
Section 1.5 hereof are sometimes collectively referred to herein as the "Total Deposit." This paragraph shall survive the Closing or earlier termination of this Agreement. Notwithstanding the foregoing, in the event that approvals contemplated by Section 11.16 are not obtained, the Loan Deposit shall be returned to Purchaser, less out of pocket costs in an amount not to exceed Fifty Thousand Dollars ($50,000) incurred by Seller in connection with the Loan.

                  SECTION 10.2 Definitions and Other Requirements. "Note" means the instrument executed and delivered by Purchaser to evidence the indebtedness of the Mortgage Loan. "Mortgage" means the mortgage delivered by Purchaser to secure the Note. "Unsecured Indemnity Agreement" means the separate unsecured indemnity agreement executed and delivered by Purchaser as described in Section 10.9(b). "Mortgaged Property" means the Real Property, the Personal Property and the Intangible Property collectively. "Seller's Approval" means approval in writing by Seller's Real Estate Investments Department and either Seller's Law Department or Seller's special counsel. "Space Lease" means any lease or occupancy agreement affecting a portion of the space in the Real Property. "Space Tenant" means a tenant under a Space Lease. "Impositions" mean all real estate and other taxes, assessments, water and sewer charges, vault and other license or permit fees, liens, fines, penalties, interest, impositions, and other similar claims, general and special, public and private, of any kind whatsoever which may be assessed, liened, confirmed, imposed upon or become due or payable out of, all or any part of, the Mortgaged Property. "Loan Documents" means the Note, the Mortgage, the Security Agreement and any other instrument, document or agreement evidencing or securing the indebtedness evidenced by the Note.

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

"Liable Parties" means Maguire Properties, L.P. and Liable Parties shall execute a "Guaranty" in connection with the Mortgage Loan and the Unsecured Indemnity Agreement to guaranty the obligations of Purchaser with respect to (a) the recourse provisions of the Loan which are set forth in Section 10.9(a) and (b) the Unsecured Indemnity Agreement. The Unsecured Indemnity Agreement and Guaranty are not Loan Documents and shall survive repayment of the Loan or other termination of the Loan Documents. The Loan Documents, the Unsecured Indemnity Agreement and the Guaranty shall be in a form subject to Seller's Approval

                  SECTION 10.3 Terms.

                  (a) The amount of the Mortgage Loan (the "Loan Amount") shall be sixty five percent (65%) of the Purchase Price in an amount not to exceed One Hundred Forty Six Million Two Hundred Fifty Thousand Dollars ($146,250,000) (as defined in Section 1.3 of this Agreement).

                  (b) The Maturity Date shall be the first day of the month following the seventh (7th) anniversary of the Closing.

                  (c) The annual interest rate for the Mortgage Loan shall be the sum of (i) One Hundred Thirty (130) basis points plus (ii) the interpolated yield that would be issued on securities issued by the United States Treasury having a maturity equal to seven (7) years, based on the next shorter and next longer (on the run) maturity for United States Treasury securities, as determined by Seller's Treasury Trading desk on the Business Day after the date Seller shall have received the Loan Deposit. A "Business Day" is a day that both Seller and the bond market are conducting business. Interest shall be calculated on a daily basis of the actual number of days elapsed over a 360-day year.

                  (d) Purchaser shall pay interest only in advance on the date of Closing and shall then pay interest only in arrears, on the first day of the second month following the Closing and thereafter Purchaser shall make payments of interest only on the first day of each month through and including the forty eighth (48th) month following the Closing; thereafter Purchaser shall make payments of both principal and interest on the first day of each month through and including the Maturity Date. The amortization period of the Mortgage Loan shall be twenty six (26) years, as measured from the first day of the month in which payments of principal and interest are due.

                  (e) The monthly payment shall be established in accordance with the terms set forth above.

                  (f) The annual net operating income at the time of Closing shall be 1.85 times the annual debt service, as determined by Seller in its reasonable discretion.

                  SECTION 10.4 Repayment. Interest only shall be paid from the date of Closing to and including the first day of the 48th month following the Closing, and monthly installments of principal and interest shall be paid on the first day of each and every month thereafter, except that if not sooner paid, the entire outstanding principal balance, together with the interest thereon, shall be paid on the Maturity Date. The aforesaid monthly installments shall be applied first to the payment of interest and second to the reduction of principal.

                  SECTION 10.5 Prepayment. Commencing with the first day of the Thirty Sixth (36th) month after the Closing, Purchaser shall have the right to and privilege of prepaying the entire principal balance of the Mortgage Loan (but not a part thereof) on the first day of any month upon thirty (30) days' prior written notice to Seller and upon payment to Seller of the outstanding principal balance of the Mortgage Loan together with accrued interest, the Prepayment Fee (as defined below and in the Note) and all other sums which may be due and payable under the Loan Documents.

                  SECTION 10.6 Title and Title Policy. The Mortgage shall be a first lien on the unencumbered, marketable, ground leasehold interest in the Land and fee simple absolute title to the Improvements free of the possibility of any (a) prior mechanics' liens, (b) prior materialmen's liens or (c) special assessments for work completed or under construction on the date of the Closing. There shall be delivered to Seller a mortgagee or loan title insurance policy or policies for the Loan Amount, issued by the Title Company and by First American Title Insurance Company, as co-insurers and in a form acceptable to Seller, with such endorsements, reinsurance required by Seller, insuring title as above and insuring Seller as the holder of the Mortgage. All title exceptions shall be subject to Seller's written approval.

                  SECTION 10.7 Personal Property. A security interest in the Personal Property shall be created by the Mortgage or such other instrument as Seller shall require. Such security interest shall be perfected and shall be prior to any and all other security interests in the Personal Property. Purchaser shall provide to Seller's special counsel such evidence as may be required to enable such special counsel to furnish an opinion to Seller confirming the priority of Seller's security interest in the Personal Property.

                  SECTION 10.8 Leases. All Space Leases regardless of term, shall be assigned to Seller as security for the Mortgage Loan. The assignment shall be recorded and shall include leases which may be entered into after the Closing ("Future Leases") and while the Mortgage is outstanding as well as those in existence at the time of the Closing. Purchaser shall give written notice of the assignment to each Space Tenant.

        The Mortgage will contain "LEASING GUIDELINES" with respect to Future Leases which will include (i) minimum and maximum lease terms, (ii) minimum annual rent payable per square foot for office or retail leases, and (iii) a provision requiring that all payments of rent, additional rent or any other amounts due from a tenant to a landlord under a Space Lease shall be made in money of the United States of America that at the time of payment shall be legal tender for the payment of all obligations. The Mortgage shall provide that except as otherwise approved in writing by Seller, each Future Lease that is a net lease shall contain provisions requiring the tenant to pay its proportionate share of operating expenses and taxes, and all other Future Leases shall contain provisions requiring the tenant to pay, after the first year, its proportionate share of increases in taxes and operating expenses. Future Leases on a form approved by MetLife and whose terms are within the Leasing Guidelines will not require any approval by Seller as the lender.

        All Future Leases shall be subordinate to the lien of the Mortgage and shall provide that Seller may elect to make the Future Lease superior to the Mortgage and to require the tenant to attorn to Seller. The Mortgage shall provide that Seller may, at its election, provide a non-disturbance agreement to any tenant under a Future Lease; provided that for tenants under a Future Lease leasing a full floor or more of space consistent with the Leasing Guidelines and on a form of lease approved by Seller, Seller will provide such tenants with a standard form of non-disturbance agreement. Any tenant under a Future Lease to whom non-disturbance is granted shall execute Seller's standard form of non-disturbance agreement, at no cost to Seller.

                  SECTION 10.9 Specific Provisions in Loan Documents In addition to any other provisions that Seller may require, the Note and/or Mortgage shall provide, to the extent permitted by law:

                  (a)      a provision in substantially the following form:

                  "Upon the occurrence of an Event of Default, except as provided in this Section____, Seller shall look solely to the Mortgaged Property and the security under the Loan Documents for the repayment of the Mortgage Loan and will not enforce a deficiency judgment against Purchaser and the general partners, the limited partners, or the members of the Purchaser, if any. However, nothing contained in this Section shall limit the rights of Seller to proceed against Purchaser and the general partners of the Purchaser, if any, and/or the Liable Parties (as defined in the Note), if any, (i) to enforce any leases entered into by Purchaser or its affiliates as tenant, guarantees, or other agreements entered into by Purchaser in a capacity other than as Purchaser or any policies of insurance; (ii) to recover damages for fraud, material misrepresentation, material breach of warranty or physical waste; (iii) to recover any condemnation proceeds or insurance proceeds or other similar funds which have been misapplied by Purchaser or which, under the terms of the Loan Documents, should have been paid to Seller; (iv) to recover any tenant security deposits, tenant letters of credit or other deposit or fees paid to Purchaser that are part of the collateral for the Mortgage Loan or prepaid rents for a period of more than 30 days which have not been delivered to Seller; (v) to recover the rents and profits received by Purchaser after the first day of the month in which an Event of Default occurs and prior to the date Seller acquires title to the Mortgaged Property which have not been applied to the Mortgage Loan or in accordance with the Loan Documents to operating and maintenance expenses of the Mortgaged Property; (vi) to recover damages, costs and expenses arising from, or in connection with the provisions of the Mortgage pertaining to hazardous materials or the Unsecured Indemnity Agreement; (vii) to recover all amounts due and payable pursuant to Sections ___ and ___ of the Mortgage (those Sections of the Mortgage referring to out-of-pocket expenses) and any amount expended by Seller in connection with the foreclosure of the Mortgage; (viii) to recover damages arising from Purchaser's failure to comply with the provisions of the Mortgage pertaining to ERISA; (ix) to recover any damages, costs, expenses or liabilities, including attorneys' fees, incurred by Seller and arising from any breach of a covenant contained in Article VI of this Mortgage, or any warranty or indemnity agreement given to Seller (including, without limitation, the Indemnity Agreement), or any order, consent decree or settlement relating to the cleanup of Hazardous Materials (as defined in the Mortgage), or any other "environmental provision" (as defined in California Code of Civil Procedure Section 736, as such Section may be amended from time to time) relating to the Property or any portion thereof; and/or (x) in accordance with California Code of Civil Procedure Section 726.5, as such Section may be amended from time to time, to waive the security of the Mortgage as to any parcel of Real Property that is "environmentally impaired" or is an "affected parcel" (as such terms are defined in such Section), and as to any Personal Property attached to such parcel, and thereafter to exercise against Purchaser, to the extent permitted by such Section 726.5, the rights and remedies of an unsecured creditor, including reduction of Seller's claim against Purchaser to judgment, and any other rights and remedies permitted by law. If Seller exercises the rights and remedies of an unsecured creditor in accordance with clause (x) above, Purchaser promises to pay to Seller, on demand by Seller following such exercise, all amounts owed to Seller under any Loan Document, and Purchaser agrees that it and its general partners, if any, will be personally liable for the payment of all such sums.

         The limitation of liability set forth in this Section ________ shall not apply and the Loan shall be fully recourse to Purchaser and Liable Parties in the event that Purchaser commences a voluntary bankruptcy or insolvency proceeding or an involuntary bankruptcy or insolvency proceeding is commenced against Purchaser and is not dismissed within 90 days of filing.

                  (b) any provision of Section 10.9(a) of this Agreement to the contrary notwithstanding, Purchaser shall, by a separate unsecured indemnity agreement, in form, scope and substance satisfactory to Seller, indemnify and hold Seller harmless from and against any and all losses, costs, damages or liabilities (including without limitation, attorneys' fees and disbursements and/or environmental investigation costs, or architects' or engineers' fees) Seller may suffer as a result of the enforcement (or attempted enforcement) against the Mortgaged Property (or Seller, if it becomes or is considered to be the owner of the Mortgaged Property), of any federal, state or local act, law, statute, rule, regulation, order or ordinance concerning hazardous or toxic wastes or materials (as defined in any federal, state or local act, law, statute, rule, regulation, order or ordinance). Such unsecured indemnity agreement shall be executed as an independent inducement to Seller to make the Mortgage Loan and shall survive any repayment or other termination of the Mortgage and the other documents given to secure the Mortgage.

                  (c) a prohibition against any financing of Purchaser in addition to the Mortgage Loan if such financing would be secured by a lien, security interest or other encumbrance on the Mortgaged Property, or any part thereof, or by a pledge or other encumbrance including mezzanine financing of the interests in Purchaser, if any.

                  (d) Payment by Purchaser of a late charge of 4% of any amount which is not received within 7 days of the due date of such payment and default interest upon a default at the lesser of an annual rate equal to 400 basis points plus the Annual Interest Rate, or the highest interest rate permitted under applicable law.

                  (e) Purchaser will not have any right to prepay the Note, in whole or in part, except as may be expressly provided in the Loan Documents. If a prepayment of all or any part of the Note is made following an acceleration of the Maturity Date, the application of proceeds to the principal of the Mortgage Loan after a casualty or condemnation, or in connection with a purchase of the Mortgaged Property at a foreclosure sale, then to compensate Seller for the loss of the investment, Purchaser shall pay an amount equal to the Prepayment Fee. The PREPAYMENT FEE shall be (x) the present value of all remaining payments of principal and interest including the outstanding principal due on the Maturity Date, discounted at the rate which, when compounded monthly, is equivalent to the Treasury Rate, compounded semi-annually, plus 25 basis points (0.25%) less (y) the amount of the principal being prepaid, provided that Purchaser may prepay the Note in full at any time within 90 days prior to the Maturity Date without any Prepayment Fee. The "TREASURY RATE" shall be the annualized yield on securities issued by the United States Treasury having a maturity equal to the remaining stated term of the Note, as quoted in the Federal Reserve Statistical Release [H. 15 (519)] under the heading "U.S. Government Securities - Treasury Constant Maturities" for the date on which prepayment is being made. If this rate is not available as of the date of prepayment, the Treasury Rate shall be determined by interpolating between the yield on securities of the next longer and next shorter maturity. If the Treasury Rate is no longer published, Seller shall select a comparable rate. Seller will, upon request, provide an estimate of the amount of the Prepayment Fee two weeks before the date of the scheduled prepayment.

                  (f) Purchaser will make monthly deposits into a reserve account for all real estate and other taxes and assessments on the Property (collectively, "IMPOSITIONS") and insurance premiums. The monthly deposits into the reserve account will be in an amount sufficient to fund the full amount of the next installment of Impositions and the next installment of insurance premiums, in each case at least thirty (30) days prior to the due date of such installment payment. Purchaser shall pay each installment of the Impositions and each installment of the insurance premiums thirty (30) days' prior to their respective due dates unless Purchaser has deposited such amounts in the reserve account; Purchaser may use the funds deposited in the reserve account to pay each such installment of Impositions and insurance premiums when the same are due and payable. The deposits in the reserve account shall be held by Seller in an interest bearing account, with interest for the benefit of Purchaser, but such funds may be commingled with other funds of Seller.

                  (g) Except as permitted by the following provisions, Purchaser may not cause or permit: (i) any part of the Mortgaged Property or any interest in the Mortgaged Property, to be conveyed, transferred, assigned, encumbered, sold or otherwise disposed of, or (ii) any change in the individual(s) comprising, or in the partners, or stockholders, or members or beneficiaries of, Purchaser from those represented to Seller on the date of this Agreement, or (iii) any merger, reorganization, dissolution or other change in the ownership structure of Purchaser or any of the general partners of Purchaser, including, without limitation, any conversion of the Purchaser or any general partner of Purchaser from a general partnership to a limited partnership, a limited liability partnership or a limited liability company (collectively, "TRANSFERS"), any such Transfers shall be an Event of Default under the Loan Documents. However, these prohibitions will not apply to transfers of ownership as a result of the death, or in connection with estate planning, of a natural person to a spouse, son or daughter or descendant of either, or to a stepson or stepdaughter or descendant of either. There will be no restriction on the day to day Transfer of shares in a publicly held entity that does not, singularly or in the aggregate, cause a change in management or control of such entity.

                  (h) The Loan Documents shall provide that Seller may, at any time, sell, transfer or assign the Loan, the Loan Documents, the Unsecured Indemnity Agreement and the Guaranty, and its servicing rights with respect to the Mortgage Loan, grant participations in the Mortgage Loan or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in the Mortgage Loan in a rated or unrated public offering or private placement (the "SECURITIES"). Seller may forward to each purchaser, transferee, assignee, servicer, participant, investor or prospective investor in such Securities (collectively, the "INVESTOR"), or any "Rating Agency" rating or assigning value to such Securities, or prospective Investor all documents and information Seller has with respect to the Mortgage Loan. Purchaser and the Liable Parties, if any, shall furnish and consent to Seller furnishing this information pertaining to the Mortgage Loan, the Mortgaged Property, the Space Leases and the financial condition of Purchaser, the Liable Parties, and the Mortgaged Property as Seller, the Investor or Rating Agency may request. Purchaser and Liable Parties shall provide an estoppel certificate or any other documents to the Investor or the Rating Agency as may be reasonably required by Seller. "RATING AGENCY" shall mean any credit rating agency which rates or assigns values to Securities.

                  (i) Purchaser shall deliver to Seller in a form satisfactory to Seller (in addition to other financial reports related to the Mortgaged Property which may be required) (i) an annual ARGUS (C) valuation file in electronic form which includes, without limitation, a then current rent roll, all income of the Mortgaged Property and all Mortgaged Property expenses, (ii) quarterly operating statements for the Mortgaged Property and (iii) an annual operating budget presented on a monthly basis for the upcoming two (2) year period at least fifteen (15) days prior to the beginning of each calendar year.

                  (j)      A.       During the Loan term, Purchaser may make up
to three transfers of the Property to an entity wholly owned and controlled by Maguire Properties, L.P. ("Purchaser Affiliate"), provided that Maguire Properties, Inc., remains the general partner of Maguire Properties L.P., and Purchaser shall pay all out-of-pocket costs of such transfer including, without limitation, title insurance and attorneys' fees.

                           B.       In addition, Purchaser shall have a one time
right to transfer the Property, subject to the following conditions: (i) there being no Event of Default under the Loan Documents, the Indemnity Agreement or the Guaranty at the time of the transfer, (ii) OMITTED, (iii) the transferee shall be able to make the ERISA representations set forth in the Loan Documents and in Section 10.14 of this Agreement and such other representations as Seller may determine in its sole discretion, (iv) the cash flow, in the opinion of Seller, derived from the Property shall be no less than 2.0 times the annual payments required under the Loan, (v) the loan to value ratio of the Property at the time of the transfer shall not be greater than 60%, (vi) Purchaser or the transferee shall pay a fee equal to one percent (1%) of the outstanding principal balance of the Note at the time of the assumption together with a processing fee in the amount of $50,000, (vii) the transferee shall expressly assume the Loan Documents and the Indemnity Agreement in a manner satisfactory to Seller and additional Liable Parties acceptable to Seller shall execute the Guaranty with respect to events arising or occurring from and after the date of the transfer, which additional Liable Parties must have (in the aggregate if more than one) a net worth of not less than

$250,000,000.00, determined in accordance with generally acceptable accounting principles, consistently applied, (viii) the transferee must have a net worth of not less than $250,000,000.00, determined in accordance with generally accepted accounting principles, consistently applied, (ix) the transferee must be experienced in the ownership, management and leasing of properties similar to the Property, and be approved by Seller, in Seller's reasonable discretion, (x) Purchaser or transferee shall pay all costs and expenses incurred by Seller in connection with the transfer, including title insurance premiums, documentation costs and reasonable attorneys' fees and (xi) if the Mortgage Loan has been securitized, Seller shall have received confirmation that the assumption of the Mortgage Loan by the transferee will not result in a downgrade in the rating of the Securities by the Rating Agency. No transfer shall release Purchaser or Liable Parties from their obligations under the Loan Documents, the Indemnity Agreement or the Guaranty with respect to events arising or occurring prior to the date of transfer.

                           C.       In addition, Purchaser or the Purchaser
Affiliate shall also have a one-time right to transfer interests in the Property or interests in Purchaser or the Purchaser Affiliate to an Institutional Investor, as defined below, so long as (i) there is no Event of Default under the Loan Documents, the Indemnity Agreement or the Guaranty at the time of the transfer, (ii) the transferee shall be able to make the ERISA representations set forth in the Loan Documents and in Section 10.14 of this Agreement and such other representations as Seller may determine in its sole discretion, (iii) the transferee of a direct interest in the Property shall expressly assume the Loan Documents and the Indemnity Agreement in a manner satisfactory to Seller and the Liable Parties shall consent thereto in form acceptable to MetLife in its sole discretion, (iv) Purchaser, the Purchaser Affiliate or transferee shall pay all costs and expenses incurred by Seller in connection with the transfer, including title insurance premiums, documentation costs and reasonable attorneys' fees,
(v) if the Mortgage Loan has been securitized, Seller shall have received confirmation that the assumption of the Mortgage Loan by the transferee will not result in a downgrade in the rating of the Securities by the Rating Agency, (vi) at all times Maguire Properties, Inc. shall maintain not less than 25% direct or indirect ownership interest in the Property as well as the right and power to direct or cause the direction of the management and policies of the entity that owns the Property, Purchaser shall pay a processing fee to Seller in the amount of Fifty Thousand Dollars ($50,000.00) plus a transfer fee equal to the product of one percent (1%) multiplied by the percentage of interest in the Property being transferred multiplied by the balance of principal and interest outstanding on the Mortgage Loan at the time of the transfer. No transfer shall release Purchaser or Liable Parties from their obligations under the Loan Documents, the Indemnity Agreement or the Guaranty.

"Institutional Investor" means one or more of the following: (i) a real estate investment trust, bank, saving and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan, (ii) investment company, money management firm or "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an institutional "accredited investor" within the meaning of Regulation D under the Securities Act of 1933, as amended, provided that in all cases such entity
(A) has total assets (in name or under management) in excess of Five Hundred Million Dollars ($500,000,000.00) and net worth or capital/statutory surplus or shareholder's equity, as MetLife shall reasonably determine, of Two Hundred Fifty Million Dollars ($250,000,000.00); and (B) has a total debt to total net worth/capital/statutory surplus or shareholder's equity (as MetLife shall determine in its reasonable discretion) ratio not to exceed Fifty Percent (50%). For purposes of this definition only, "Control" means the ownership, directly or indirectly, in the aggregate of more than fifty percent (50%) of the beneficial ownership interest of an entity and the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise.

                  SECTION 10.10 Insurance. During the term of the Mortgage Loan, Purchaser at its sole cost and expense must provide insurance policies and certificates of insurance satisfactory to Seller as to amounts, types of coverage and the companies underwriting these coverages. The terms upon which the policies shall be issued, maintained and available to Seller for review, including the manner in which Seller shall be identified in the policies, shall be set forth in the Mortgage. Evidence of the required insurance coverage shall be submitted to Seller no later than ten (10) days prior to Closing.

                  (a) Policies of insurance shall comply with the following requirements:

                           (i)      All Risk Property insurance on the
Improvements and the Personal Property, including contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction endorsements, in each case (i) in an amount equal to 100% of the "Full Replacement Cost" of the Improvements and Personal Property, which for purposes hereof shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation and with a Replacement Cost Endorsement; (ii) containing an agreed amount endorsement with respect to the Improvements and Personal Property waiving all co-insurance provisions; (iii) providing for no deductible in excess of $10,000; and (iv) containing an "Ordinance or Law Coverage" or "Enforcement" endorsement if any of the Improvements or the use of the Mortgaged Property shall constitute non-conforming structures or uses. The Full Replacement Cost shall no less than $ 229,775,000.00 at Closing and be determined from time to time thereafter by an appraiser or contractor designated and paid by Purchaser and approved in writing by Seller, or by an engineer or appraiser in the regular employ of the insurer.

                           (ii)     Commercial General Liability insurance
against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Mortgaged Property, such insurance (i) to be on the so-called "occurrence" form with a combined single limit of not less than $25,000,000.00; (ii) to continue this limit until required to be changed by Seller in writing by reason of changed economic conditions making this protection inadequate; and (iii) to cover at least the following hazards: (a) premises and operations; (b) products and completed operations on an "if any" basis; (c) independent contractors; (d) blanket contractual liability for all written and oral contracts; and (e) contractual liability covering the indemnities contained in the Mortgage to the extent available.

                           (iii)    Business Income insurance in an amount
sufficient to prevent Purchaser from becoming a co-insurer within the terms of the applicable policies, and sufficient to recover eighteen (18) months' "Business Income" (as hereinafter defined). The amount $32,000,000.00 is the current estimate of one year's "Business Income" for the Mortgaged Property,

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for the purpose of determining Business Income insurance. "Business Income"
shall mean the sum of (a) the total anticipated gross income from occupancy of the Mortgaged Property, (b) the amount of all charges (such as, but not limited to, operating expenses, insurance premiums and taxes) which are the obligation of tenants or occupants to Purchaser, (c) the fair market rental value of any portion of the Mortgaged Property which is occupied by Purchaser, and (d) any other amounts payable to Purchaser or to any affiliate of Purchaser pursuant to Space Leases.

                           (iv)     If Seller determines at any time that any
part of the Mortgaged Property is located in an area identified on a Flood Hazard Boundary Map or Flood Insurance Rate Map issued by the Flood Emergency Management Agency as having special flood hazards and flood insurance has been made available, Purchaser will maintain a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount not less than the lesser of (1) the outstanding principal balance of the Mortgage Loan or (2) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as amended.

                           (v)      During the period of any construction or
renovation or material alteration of the Improvements, a so-called "Builder's All Risk" insurance policy in non-reporting form for any Improvements under construction, renovation or alteration including, without limitation, for demolition and increased cost of construction or renovation, in an amount approved in writing by Seller, including an Occupancy endorsement and Workers' Compensation Insurance covering all persons engaged in the construction, renovation or alteration in an amount at least equal to the minimum required by statutory limits of the state in which the Mortgaged Property is located.

                           (vi)     Workers' Compensation Insurance, subject to
the statutory limits of the state in which the Mortgaged Property is located, and employer's liability insurance with a limit of at least $1,000,000 per accident and per disease per employee, and $1,000,000 for disease aggregate in respect of any work or operations on or about the Mortgaged Property, or in connection with the Mortgaged Property or its operations (if applicable).

                           (vii)    Boiler & Machinery insurance covering the
major components of the central heating, air conditioning and ventilating systems, boilers, other pressure vessels, high pressure piping and machinery, elevators and escalators, if any, and other similar equipment installed in the Improvements, in an amount equal to one hundred percent (100%) of the full replacement cost of all equipment installed at the Improvements. These policies shall insure against physical damage to and loss of occupancy and use of the Improvements arising out of a covered accident or breakdown.

                           (viii)   Insurance from all losses, damages, costs,
expenses, claims and liabilities related to or arising from acts of terrorism, of such types, in such amounts, with such deductibles, issued by such companies, and on such forms of insurance policies as required by Seller.

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

                           (ix)     Insurance from all losses, damages, costs,
expenses, claims and liabilities related to or arising from earthquake or earthquakes, of such types, in such amounts, with such deductibles, issued by such companies, and on such forms of insurance policies as required by Seller.

                           (x)      Such other insurance as may from time to
time be reasonably required by Seller against other insurable hazards, including, but not limited to, vandalism, sinkhole and mine subsidence.

                  (b) All the insurance companies must be authorized to do business in New York State and the state where the Mortgaged Property is located and be Approved by Seller. The insurance companies must have a general policy rating of AA or better and a financial class of X or better by A.M. Best Company, Inc. and a claims paying ability of A or better according to Standard & Poors. If there are any "Securities" issued which have been assigned a rating by a credit rating agency approved by Seller (a "Rating Agency"), the insurance company shall have a claims paying ability rating by such Rating Agency equal to or greater than the rating of the highest class of the Securities. The term "Securities" shall mean mortgage pass through certificates or other securities evidencing a beneficial interest in the Mortgage Loan in a rated or unrated public offering or private placement. Purchaser shall deliver evidence satisfactory to Seller of payment of premiums due under the insurance policies.

                  (c) Seller shall review Purchaser's existing blanket insurance program, to determine whether the insurance, coverage and ratings are acceptable for the funding of the Mortgage Loan, within seven (7) days after Purchaser provides Seller all materials necessary for Seller to evaluate the sufficiency of Purchaser's insurance program in meeting such requirements.

                  SECTION 10.11 Special Counsel Seller shall be represented legally, in connection with the making of the Mortgage Loan, by special counsel to be selected by its Law Department. At the Closing, such special counsel and Purchaser's counsel shall deliver to Seller their respective opinions addressed to Seller, in form, scope and substance satisfactory to Seller, concerning the legality, validity, enforceability and binding effect of all documents required in connection with the Mortgage Loan. The fees and disbursements of special counsel shall be included in the expenses, fees and charges referred to in
Section 10.13 of this Agreement.

                  SECTION 10.12 Brokers and Finders Fees. Seller shall be under no obligation for, and Purchaser shall indemnify and hold harmless Seller from the payment of any brokerage commissions or fees of any kind and any legal fees and expenses incurred by Seller in connection with any claims for brokerage commissions or fees with respect to the Mortgage Loan.

                  SECTION 10.13 Expenses Purchaser shall, to the extent permitted by law, be responsible and liable for payment of all fees, costs, expenses and charges incurred by Seller and/or Purchaser in connection with the making of the Mortgage Loan, or in any way connected with the transactions contemplated by this Article X including, without limitation, brokerage commissions, the premium and all endorsements to the lender's policy of title insurance to be issued to Seller by the Title Company at Closing, recording charges of the Loan Documents, the fees and expenses of

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

Seller's special counsel in connection with the Mortgage Loan, taxes and revenue stamps applicable to the Note and/or Mortgage, regardless of whether Seller disburses the Mortgage Loan.

                  SECTION 10.14 Purchaser's Additional Representations. Purchaser hereby represents that, and agrees to furnish Seller at or prior to the Closing evidence confirming that (i) it is a Maryland corporation (or if Purchaser has assigned its rights under this Agreement to a Purchaser Affiliate, confirming that the affiliate is a duly formed and validly existing entity),
(ii) no member or partner of Purchaser (or of any Purchaser Affiliate that is an assignee hereunder) is an officer or director of Seller or is a relative of an officer or director of Seller within the following categories: a son, daughter, or descendant of either, a stepson, stepdaughter, stepfather, stepmother, father, mother, or a descendant of either, or a spouse; (iii) neither Purchaser (or of any Purchaser Affiliate that is an assignee hereunder) nor any partner, stockholder (excluding stockholders holding shares of a publicly traded entity), member, trustee or Purchaser (or of any Purchaser Affiliate that is an assignee hereunder) is, and no legal or beneficial interest in a partner, stockholder (excluding stockholders holding shares of a publicly traded entity), member, or trustee of Purchaser (or of any Purchaser Affiliate that is an assignee hereunder), is or will be held, directly or indirectly by, a "foreign person" within the meaning of Sections 1445 and 7701 of the Internal Revenue Code of 1986, and the amendments of such Code or Regulations as promulgated pursuant to such Code, and (iv) the parties executing the Loan Documents on behalf of Purchaser or other party to the transaction have the legal capacity and authority to execute the documents as executed or to be executed. Purchaser further represents that it has not engaged a broker in connection with the Mortgage Loan contemplated in this Article X and agrees to pay all fees to any broker it has engaged in connection with the transaction contemplated in this
Article X. Purchaser acknowledges that Seller may be related to or affiliated with, or may have been involved in other transactions with, the broker named in Purchaser's representation and Purchaser agrees that it shall have no rights against Seller or defenses to Purchaser's obligations hereunder or under the Note or Mortgage arising out of any relationships between such broker and Seller.

                  SECTION 10.15 Compliance with ERISA. The Mortgage shall contain a provision in substantially the following form, and a breach or default under such provision shall be excluded from the limitation of liability provisions of the Loan Documents referred to in Section 10.9(a) hereof:

                  Purchaser represents, warrants and agrees that:

                  (i) it is acting on its own behalf and that it is not an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is subject to Title 1 of ERISA, nor a plan as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (each of the foregoing hereinafter referred to collectively as a "Plan");

                  (ii) Purchaser's assets do not constitute "plan assets" of one or more such Plans within the meaning of Department of Labor Regulation Section 2510.3-101; and

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

                  (iii) it will not be reconstituted as a Plan or as an entity whose assets constitute "plan assets".

                  SECTION 10.16 No Adverse Change. Except as may be otherwise required by this Agreement, at the time of the Closing, the rental income of the Mortgaged Property, the credit of the Purchaser and all other features of the Mortgage Loan contemplated by this Article X shall be as represented in this
Article X and in the materials submitted by Purchaser to Seller with respect to the Mortgage Loan, without material adverse change. Neither Purchaser, nor, if applicable any general partner of Purchaser, or any tenant or combination of tenants renting ten percent (10%) or more of the space in the Improvements, or any guarantor of the Mortgage Loan or of any lease of ten percent (10%) or more of the space in the Improvements shall be involved as a debtor in a bankruptcy, reorganization, or insolvency proceeding. Subject to the provisions of Article VII, no part of the Mortgaged Property shall have been damaged and not repaired to Seller's satisfaction, nor taken in condemnation or other like proceeding, nor shall any such proceeding be pending or threatened. If Seller elects not to consummate the Closing as a result of any of the circumstances referred to in this Section 10.16, the Deposit and the Loan Deposit, less out of pocket costs related to the Loan, shall be returned to Purchaser. The terms of the immediately preceding sentence shall survive any termination of this Agreement. The Mortgage Loan is a material consideration in Seller's decision to sell the Property to Purchaser, and notwithstanding anything contained in this Agreement, Seller shall not be obligated to sell the Property to Purchaser without contemporaneously closing the Mortgage Loan with Purchaser.

                  SECTION 10.17 Documentation. Purchaser shall provide Seller with such other documentation as Seller customarily requires in connection with mortgage loan transactions, all in form, scope and substance satisfactory to Seller. Such other documentation shall include, but not be limited to:

                  (a) Purchaser shall submit certified financial statements for itself and for all Liable Parties.

                  (b) UCC searches on the Purchaser and all principals of the Purchaser.

                  (c) Purchaser shall submit organizational documents, incumbency certificates and borrowing authorizations for itself and all Liable Parties. The organization documents must comply with the requirements of this Agreement regarding the identity of the Purchaser.

                  (d) At the election of Seller, Purchaser at its expense shall provide in triplicate any report related to or including (a) a Property Condition Assessment ("PCA"), (b) a Maximum Probable Loss Study ("MPL"), or (c) Environmental Site Assessment ("ESA") commissioned by Purchaser or a related entity, if such report or reports (as applicable) contain any scope of work items beyond the scope of work of the PCA, MPL, and/or ESA that Seller has already provided to the Purchaser in connection with the contemplated sale of the Property.

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

                  (e) Evidence to the effect that all agreements to pay management fees are subordinate to the Mortgage and shall not be enforceable against Seller.

                  (f) The Ground Lessor Estoppel, with Lender's Required Items, if any, and Ground Lessor Consent.

                                   ARTICLE XI

                                  MISCELLANEOUS

                  SECTION 11.1 Confidentiality. Purchaser and Seller each agree that the material economic, business and legal terms of the transactions contemplated by this Agreement and all confidential information made available by, or pursuant to the request of, one party to the other shall be maintained in strict confidence and no disclosure of such information will be made, whether or not the transactions contemplated by this Agreement shall close, except to such attorneys, accountants, appraisers, investment advisors, officers, directors, lenders (including lender providing a line of credit to Purchaser or its Affiliates), prospective partners or investors and others as are reasonably required to evaluate and consummate the transactions who have agreed to comply with the provisions of this Section 11.1. Purchaser and Seller each further agree and covenant as follows:

                  (a) Neither Purchaser nor Seller shall disclose or authorize the disclosure of the material economic, business and legal terms of this Agreement or any instruments, documents or assignments delivered in connection with this Agreement, or the identity of the other party to this Agreement in any public statement, news release, or other announcement or publication. The provisions of this Section 11.1 shall survive the Closing or any termination of this Agreement for a period of twelve (12) months.

                  (b) Nothing in this paragraph shall prevent either Purchaser or Seller from disclosing any information otherwise deemed confidential under this paragraph (i) in connection with that party's enforcement of its rights hereunder; (ii) pursuant to any legal requirement, any statutory reporting requirement or any accounting or auditing disclosure requirement, provided that in the case of a legal subpoena or a request for information or similar requirement from a governmental agency that allows an opportunity for objection by Purchaser or Seller, at least ten (10) days (or such shorter period as may be reasonable under the circumstances) prior to the disclosure pursuant to such subpoena or request for information or similar requirement the disclosing party shall inform the other party in writing of the proposed disclosure in order that the other party may monitor the extent of the disclosure and, if appropriate, object thereto; (iii) in connection with the performance by either party of its obligations under this Agreement (including, but not limited to, the delivery and recordation of instruments, notices or other documents required hereunder); or (iv) subject to the provisions of
Article 10 and Section 11.3 and regarding Purchaser's right to assign its interest in the transactions contemplated by this Agreement, to potential investors, participants or assignees in or of the transactions contemplated by this Agreement.

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

                  (c) Subject to the provisions of this Section 11.1, Purchaser and Seller shall jointly issue a press release reasonably acceptable to each at Closing announcing the sale of the Property.

                  (d) In the event this Agreement is terminated or Purchaser fails to perform hereunder, Purchaser shall promptly return to Seller any statements, documents, schedules, exhibits or other written information obtained from Seller in connection with this Agreement or the transaction contemplated herein. It is understood and agreed that, with respect to any provision of this Agreement which refers to the termination of this Agreement and the return of the Deposit to Purchaser, such Deposit shall not be returned to Purchaser unless and until Purchaser has fulfilled its obligation to return to Seller the materials described in the preceding sentence. In the event of a breach or threatened breach by Purchaser or its agents or representatives of this Section 11.1, Seller shall be entitled to an injunction restraining Purchaser or its agents or representatives from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting Seller from pursuing any other available remedy at law or in equity for such breach or threatened breach. The provisions of this Section 11.1 shall survive Closing or any termination of this Agreement.

                  SECTION 11.2 Intentionally omitted.

                  SECTION 11.3 Assignment. (a) Subject to the provisions of this
Section 11.3, the terms and provisions of this Agreement are to apply to and bind the permitted successors and assigns of the parties hereto. Purchaser may not assign its rights under this Agreement without first obtaining Seller's written approval, which approval may be given or withheld in Seller's sole discretion, and any such attempted assignment without Seller's prior written approval shall be null and void. In the event Purchaser intends to assign its rights hereunder, (a) Purchaser shall send Seller written notice of its request at least ten (10) business days prior to Closing, which request shall include the legal name and structure of the proposed assignee, as well as any other information that Seller may reasonably request, and (b) Purchaser and the proposed assignee shall execute an assignment and assumption of this Agreement in the form attached hereto as Exhibit R and made a part hereof, and (c) in no event shall any assignment of this Agreement release or discharge Purchaser from any liability or obligation hereunder. The provisions of this Section 11.3 shall survive the Closing or any termination of this Agreement.

                  (b) Notwithstanding the foregoing, under no circumstances shall Purchaser have the right to assign this Agreement to any person or entity owned or controlled by an employee benefit plan if Seller's sale of the Property to such person or entity would, in the reasonable opinion of Seller's ERISA advisor, create or otherwise cause a "prohibited transaction" under ERISA.

                  (c) Except as set forth in this Section 11.3(b), notwithstanding anything in this Section 11.3 to the contrary, however, and provided that Purchaser is not in default of its duties or obligations under this Agreement, Purchaser may, in its sole discretion (i) assign its interest under this Agreement to an entity in which either Purchaser or Maguire Properties, L.P. owns a majority of and otherwise controlling interest, without Seller's consent, provided that in both such cases that

Purchaser and such entity comply with subclauses (a) and (b) of this Section
11.3. This Section 11.3 shall not be construed to restrict transfers of shares in a publicly traded entity which do not change the management or control of such entity, nor to restrict transfers of partnership units in Maguire Properties, L.P. between or among existing partners or to trusts or similar entities for estate planning purposes.

                  SECTION 11.4 Notices. Any notice pursuant to this Agreement shall be given in writing by (a) personal delivery, (b) reputable overnight delivery service with proof of delivery, (c) United States Mail, postage prepaid, registered or certified mail, return receipt requested, or (d) legible facsimile transmission, sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee shall have designated by written notice sent in accordance herewith, and shall be deemed to have been given upon receipt or refusal to accept delivery, or, in the case of facsimile transmission, as of the date of the facsimile transmission provided that an original of such facsimile is also sent to the intended addressee by means described in clauses (a), (b) or (c) above. Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Agreement shall be as follows:

If to Seller               Metropolitan Life Insurance Company
                           333 South Hope Street, Suite 1150
                           Los Angeles, California 90071
                           Attention: Equity Investments
                           Telephone: 213.625.3700    Fax: 213.625.4334

With a copy to:            Metropolitan Life Insurance Company
                           400 South El Camino Real
                           San Mateo, California 94402
                           Attention: Associate General Counsel
                           Telephone: 650.574.8181   Fax: 650.574.3065

If to Purchaser:           Maguire Properties, Inc.
                           555 W. Fifth Street, Suite 5000
                           Los Angeles, California 90013
                           Attention: Richard I. Gilchrist
                           Telephone: 213.613.4407   Fax: 213.533.5107

with a copy to:            Paul S. Rutter, Esq.
                           Gilchrist & Rutter Professional Corp.
                           1299 Ocean Avenue, Suite 900
                           Santa Monica, California 90401
                           Telephone: 310.393.4000   Fax: 310.394.4700

                  SECTION 11.5 Modifications. This Agreement cannot be changed orally, and no executory agreement shall be effective to waive, change, modify or discharge it in whole or in part

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

unless such executory agreement is in writing and is signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought.

                  SECTION 11.6 Entire Agreement. This Agreement, including the exhibits and schedules hereto, contains the entire agreement between the parties hereto pertaining to the subject matter hereof and fully supersedes all prior written or oral agreements and understandings between the parties pertaining to such subject matter, other than any confidentiality agreement executed by Purchaser in connection with the Property.

                  SECTION 11.7 Further Assurances. Each party agrees that it will execute and deliver such other documents and take such other action, whether prior or subsequent to Closing, as may be reasonably requested by the other party to consummate the transaction contemplated by this Agreement. The provisions of this Section 11.7 shall survive Closing.

                  SECTION 11.8 Counterparts. This Agreement may be executed in counterparts, all such executed counterparts shall constitute the same agreement, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

                  SECTION 11.9 Facsimile Signatures. In order to expedite the transaction contemplated herein, telecopied signatures may be used in place of original signatures on this Agreement. Seller and Purchaser intend to be bound by the signatures on the telecopied document, are aware that the other party will rely on the telecopied signatures, and hereby waive any defenses to the enforcement of the terms of this Agreement based on the form of signature.

                  SECTION 11.10 Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall nonetheless remain in full force and effect; provided that the invalidity or unenforceability of such provision does not materially adversely affect the benefits accruing to any party hereunder.

                  SECTION 11.11 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State in which the Property is located. Purchaser and Seller agree that the provisions of this Section 11.11 shall survive the Closing or any termination of this Agreement.

                  SECTION 11.12 No Third-Party Beneficiary. The provisions of this Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller and Purchaser only and are not for the benefit of any third party, and accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at Closing.

                  SECTION 11.13 Captions. The section headings appearing in this Agreement are for convenience of reference only and are not intended, to any extent and for any purpose, to limit or define the text of any section or any subsection hereof.

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

                  SECTION 11.14 Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

                  SECTION 11.15 Recordation. This Agreement may not be recorded by any party hereto without the prior written consent of the other party hereto. The provisions of this Section 11.15 shall survive the Closing or any termination of this Agreement.

                  SECTION 11.16 Seller Approval. Notwithstanding any other provision of this Agreement, the obligation of Seller to consummate the transaction contemplated herein shall be subject to the condition that the Field Investments Committee and the Investments Committee of the Board of Directors of Seller shall have approved the sale of the Property to Purchaser, pursuant to the terms and conditions of this Agreement, on or prior to October 21, 2003 (the "Committee Approval Date"). If Seller fails to give Purchaser notice within five
(5) business days after the Committee Approval Date that such committees have approved the sale of the Property to Purchaser pursuant to the terms hereof, then this Agreement shall terminate and neither party shall have any further rights or obligations hereunder (except for any indemnity obligations of either party pursuant to the other provisions of this Agreement), the Deposit, the Loan Application Fee and the Loan Deposit shall be returned to Purchaser and each party shall bear its own costs hereunder. It is understood and agreed that if any required committee approval is not obtained, Seller shall have no obligation to seek any further or higher level of approval. The terms of this Section 11.16 shall survive the termination of this Agreement.

                  SECTION 11.17 Audit Rights and Tenant Reconciliation Statements. For a period of three (3) years after the Closing, Purchaser shall allow Seller and its agents and representatives access without charge to (i) all files, records, and documents delivered to Purchaser at the Closing, and (ii) the financial records and financial statements for the Property (including but not limited to, financial records and financial statements related to the Reconciliation Statements, as such term is hereinafter defined) for the calendar year in which the Closing occurs and for the calendar year preceding the calendar year in which the Closing occurs, upon reasonable advance notice and at all reasonable times, to examine and to make copies of any and all such files, records, documents, and statements, which right shall survive the Closing. Purchaser shall prepare and provide to the tenants under the Leases a statement of the reconciliation of expenses between the landlord and the tenants under the Leases in accordance with the terms of the Leases (the "Reconciliation Statements"), and Purchaser shall provide Seller with copies of the Reconciliation Statements at the same time that they are furnished to the Tenants. If amounts are due from any Tenants based on the Reconciliation Statements, Purchaser shall make a good faith effort after Closing to collect the same in the usual course of Purchaser's operation of the Property, and upon collection, to remit to Seller, Seller's share of those amounts in accordance with the terms of Section 4.4 hereof; however, Purchaser shall not be obligated to institute any lawsuit or other collection procedures to collect said amounts. Seller may attempt to collect amounts due to it pursuant to the reconciliation of expenses between the landlord and the tenants in accordance with the terms of the Leases, and Seller may institute any lawsuit or collection procedures, but Seller may not evict any tenant after Closing. The provisions of this Section
11.17 shall survive the Closing.

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

                  SECTION 11.18 1031 Exchange. Seller may structure the disposition of the Property as a like kind exchange under Internal Revenue Code
Section 1031 (including a "reverse" exchange) at the Seller's sole cost and expense. Purchaser shall reasonably cooperate therein, provided that Purchaser shall incur no costs, expenses or liabilities in connection with the Seller's exchange, and provided that no such exchange shall delay or otherwise be a condition to the Closing. If the Seller uses a qualified intermediary and/or accommodation title holder to effectuate an exchange, any assignment of the rights or obligations of Seller hereunder shall not relieve, release or absolve Seller of its obligations to the Purchaser. Other than documentation ancillary to the exchange, Purchaser shall not be responsible for costs, expenses or liabilities in connection with Seller's exchange, and Purchaser shall not be required to take title to or contract for the purchase of any other property. The provisions of this Section 11.18 shall survive the Closing.

                  SECTION 11.19 Computation of Periods. All periods of time referred to in this Agreement shall, unless otherwise expressly provided, include all Saturdays, Sundays and state and national holidays, provided that if the last date to perform any act or give any notice with respect to this Agreement shall fall on a Saturday, Sunday or a national holiday, such act or notice may be timely performed or given on the next succeeding day which is not a Saturday, Sunday or a national holiday. Saturdays, Sundays and national holidays shall not be "business" days for purposes of this Agreement.

                  SECTION 11.20 Waiver. Any term, condition or provision of this Agreement which is exclusively for the benefit of one party may unilaterally be waived by the benefited party. Except where expressly provided herein that silence or failure to respond is to be deemed an approval, election, waiver or consent, no waiver of any term, condition or provision of this Agreement shall be effective unless in writing. The waiver by either party of a breach of any provision of this Agreement shall not be deemed a waiver of any subsequent breach whether of the same or another provision of this Agreement.

                  SECTION 11.21 Attorneys' Fees. If legal action is commenced to enforce or to declare the effect of any provision of this Agreement, or any document executed in connection with this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party attorneys' fees and other litigation costs. In addition to the foregoing award of attorneys; fees to the prevailing party, the prevailing party in any lawsuit on this Agreement or any document executed in connection with this Agreement shall be entitled to its attorneys' fees incurred in any post judgment proceedings to collect or enforce the judgment. This provision is separate and several and shall survive the merger of this Agreement or any document executed in connection with this Agreement into any judgment on this Agreement or any document executed in connection with this Agreement. This provision shall survive termination of this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Effective Date.

SELLER:

METROPOLITAN LIFE INSURANCE COMPANY
a New York corporation

By: /s/ JOHN MENNE
    -----------------------
Name:
     ----------------------
Title:
      ---------------------

PURCHASER:

MAGUIRE PROPERTIES, INC.,
a Maryland corporation

By: /s/ RICHARD I. GILCHRIST
    ------------------------
Name: Richard I. Gilchrist
      ----------------------
Title: President and CO-CEO
       ---------------------

Escrow Agent executes this Agreement below solely for the purpose of acknowledging that it agrees to be bound by the provisions of Sections 1.5 and
1.6 hereof.

ESCROW AGENT:

CHICAGO TITLE INSURANCE COMPANY,
a Missouri corporation

By:
    ------------------------

Name:
     -----------------------
Title:
      ----------------------

                                LIST OF EXHIBITS

         A        DESCRIPTION OF LAND

         B        LIST OF PERSONAL PROPERTY

         C        LIST OF OPERATING AGREEMENTS

         D        LIST OF ENVIRONMENTAL REPORTS

         E        FORM OF TENANT ESTOPPEL CERTIFICATE

         F        MAJOR TENANTS

         G        FORM OF DEED

         H        FORM OF BILL OF SALE

         I        FORM OF ASSIGNMENT OF LEASES

         J        FORM OF ASSIGNMENT OF CONTRACTS

         K        FORM OF TENANT NOTICE

         L        FORM OF FIRPTA CERTIFICATE

         M        INTENTIONALLY DELETED

         N        LIST OF BROKERAGE AGREEMENTS

         O        LIST OF SPECIFIED LITIGATION

         P        LIST OF VIOLATION NOTICES

         Q        RENT ROLL

         R        ASSIGNMENT AND ASSUMPTION OF PURCHASE AND SALE AGREEMENT

                                    EXHIBIT A

                               DESCRIPTION OF LAND

TO BE PROVIDED WITHIN FIVE (5) BUSINESS DAYS FOLLOWING THE EFFECTIVE DATE, IN A FORM MUTUALLY AGREED UPON BY THE PARTIES.

                                    EXHIBIT B

                            LIST OF PERSONAL PROPERTY

TO BE PROVIDED WITHIN THREE (3) BUSINESS DAYS FOLLOWING THE EFFECTIVE DATE, IN A FORM MUTUALLY AGREED UPON BY THE PARTIES.

                                    EXHIBIT C

                          LIST OF OPERATING AGREEMENTS

VENDOR NAME                AGREEMENT DATE            PURPOSE       TERM
        CANCELLATION

        CLAUSE

TO BE PROVIDED WITHIN THREE (3) BUSINESS DAYS FOLLOWING THE EFFECTIVE DATE, IN A FORM MUTUALLY AGREED UPON BY THE PARTIES.

                                    EXHIBIT D

                          LIST OF ENVIRONMENTAL REPORTS

TO BE PROVIDED WITHIN THREE (3) BUSINESS DAYS FOLLOWING THE EFFECTIVE DATE, IN A FORM MUTUALLY AGREED UPON BY THE PARTIES.

                                    EXHIBIT E

                              TENANT ESTOPPEL FORM

_______________________________________________[Date]

[PURCHASER]

[SELLER]

Re:    Lease dated ________________________, (the "Lease") executed between
_____________________("Landlord"), and_________________________________
("Tenant"), for those premises located at________________________________.

Gentlemen:

     The undersigned Tenant understands that the above-referenced purchaser intends to acquire fee title to that property located at ______ (the "Property") from Metropolitan Life Insurance Company. The undersigned Tenant does hereby certify to Metropolitan Life Insurance Company and the purchaser as follows:

     A. Tenant has entered into a certain lease together with all amendments (the "Lease") as described on Schedule 1 attached hereto.

     B. The Lease is in full force and effect and has not been modified, supplemented, or amended except as set forth on Schedule 1 attached hereto.

     C. Tenant has not given Landlord written notice of any dispute between Landlord and Tenant or that Tenant considers Landlord in default under the Lease. Tenant is not in default under the Lease and no event has occurred which, with the passage of time or notice, or both, would constitute a default by Tenant under the Lease.

     D. Tenant does not claim any offsets or credits against rents payable under the Lease.

     E. Tenant has not paid a security or other deposit with respect to the Lease, except as follows: _____________.

     F. Tenant has fully paid rent to and including the month of______________, 2___.

     G. Tenant has not paid any rentals in advance except for the current month of_____________________, 2____.

     H.  The Lease expires on ____________________________.

     I. Tenant has no options, rights of first offer or rights of first refusal to purchase the Property, except as follows:

     J. Tenant is not a party to any brokerage agreement or other agreement, and is not aware of any agreement, requiring landlord to pay any leasing commissions, tenant improvement allowances or other payments to Tenant relating to the Lease or the Premises.

     K. Tenant has not subleased any portion of the Premises or assigned the Lease, except as follows:____________________________________________. No other person or entity is in possession of the Premises other than Tenant and its employees, except for the foregoing sublessee or assignee, if any, and its employees. _____________________________________
_____________________________________

         This Certificate may be relied upon by Metropolitan Life Insurance Company, any purchaser of the Property and any lender to any of the foregoing and shall inure to the benefit of their respective successors and assigns.

TENANT:

_________________________________
a _______________________________

By: _____________________________
Name: ___________________________
Title: __________________________

                                    EXHIBIT F

                                  MAJOR TENANTS

1.  Skadden Arps, et al.

2.  Morgan Lewis, et al.

3.  Bank of the West

4.  Riordan & McKenzie

5.  Bankers Trust

6.  CIT Group

7.  Bank of America

8.  Hill, Farrer & Burrill

9.  Heidrick & Struggles

10.  Lord, Bissel & Brook

                                    EXHIBIT G

                                  FORM OF DEED


RECORDING REQUESTED BY AND
WHEN RECORDED MAIL TO:

___________________________
___________________________
___________________________

                  The undersigned grantor declares:

         Documentary transfer tax is shown by an unrecorded separate affidavit pursuant to R & T Code Section 11932

         (x)      computed on full value of property conveyed, or

         ( ) computed on full value, less value of liens and encumbrances remaining at time of sale

                    GRANT DEED OF IMPROVEMENTS AND ASSIGNMENT
                              OF LEASEHOLD AND REA

         FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation ("Grantor"), hereby grants to MAGUIRE PROPERTIES, INC., a Maryland corporation ("Grantee"), all buildings and improvements (the "Improvements") situated on that certain land located in the City of Los Angeles, County of Los Angeles, State of California, more particularly described in Schedule 1 attached hereto (the "Land"). The Improvements are and shall remain real property.

         Grantor further hereby conveys, transfers and assigns to Grantee all of Grantor's right, title and interest in and to that certain Lease of Phase 1A dated as of August 26, 1983, executed by The Community Redevelopment Agency of the City of Los Angeles, a public body, corporate and politic established pursuant to Chapter 2 of the Community Redevelopment Law of the State of California (the "Agency"), as Landlord, and Bunker Hill Associates, as Tenant, which was recorded in the Official Records of the County of Los Angeles, State of California (the "Official Records") on August 26, 1983, as Instrument No. 83-991993, as amended by that certain First Amendment of Lease of Phase lA, which was recorded in the Official Records on September 23, 1985 as Instrument No. 85-1102425, that certain Second Amendment of Lease of Phase 1A dated as of December 29, 1989, recorded February 13, 1990 in the Official Records as Instrument No. 90-248146 and as modified by that certain Quitclaim Deed dated July 8, 1986 executed by Grantor in favor of the Agency which was recorded in the Official Records on July 9, 1986 as Instrument No. 86-862746, by that certain Quitclaim Deed dated as of May, 1990 executed by Grantor in favor of California Plaza Hotel L.P., a California limited partnership ("Hotel L.P.") and the Agency, which was recorded in the Official Records on October 3, 1990 as Instrument No. 90-1691521 and by that certain Grant of Easements (lA Fire Exit) dated as of May, 1990 executed by Hotel L.P. and the Agency in favor of Grantor, which was recorded in the Official Records on October 3, 1990 as Instrument No. 90-1691523 (as so amended and modified, the "Ground Lease"). Grantee hereby agrees and accepts the assignment of Grantor's right, title and interest in and to the Ground Lease (the "Leasehold") and hereby agrees, including for the benefit of the Agency, to be bound as Tenant by all of the terms, covenants, conditions, and obligations required to be kept, performed and fulfilled thereunder and accept and agree to all of the covenants, conditions, reservations and restrictions contained therein.

         Grantor hereby further grants to Grantee all of Grantor's right, title and interest in all easements, privileges and rights appurtenant to the Leasehold and the Improvements and pertaining or held and enjoyed in connection therewith, including without limitation that certain Construction, Operation and Reciprocal Easement Agreement dated as of August 26, 1983 (the "REA") by and between Bunker Hill Associates and the Agency, which was recorded in the Official Records on August 26, 1983 as Instrument No. 83-991992 and all of Grantor's right, title and interest in and to any land lying in the bed of any street, alley, road or avenue to the centerline thereof in front of, or adjoining the Land.

         The foregoing grant and assignment is subject to the following:

         (a) All liens, encumbrances, easements, covenants, conditions and restrictions of record, including any matters shown on any subdivision or parcel map affecting the Property;

         (b) All exceptions appearing in a certain policy of title insurance for the Property issued to the Grantee as of the date hereof;

         (c) All matters which would be revealed or disclosed in an accurate survey of the Property;

         (d) All matters which would be revealed or disclosed by a physical inspection of the Property;

         (e)      Interests of tenants in possession;

         (f) A lien not yet delinquent for taxes for real property and personal property, and any general or special assessments against the Property; and

         (g) Zoning ordinances and regulations and any other laws, ordinances, or governmental regulations restricting or regulating the use, occupancy or enjoyment of the Property.

         Grantee hereby agrees, including for the benefit of the Agency, to assume all obligations of the Grantor under the REA insofar as it relates to Phase 1A for so long as Grantee owns the Leasehold.

         Grantee herein covenants by and for itself and its successors and assigns, and all persons claiming under or through them, as follows:

                  (i) That there shall be no discrimination against or segregation of, any person or group of persons on account of race, color, creed, sex, religion, marital status, national origin, or ancestry in the sale, lease, sublease, transfer, use, occupancy, tenure or enjoyment of the property herein conveyed, nor shall Grantee itself or any persons claiming under or through the Grantee, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, subtenants, sublessees, or vendees in the property herein conveyed;

                  (ii) That all leases of any portion of the Land subject to the Ground Lease shall contain substantially the following clause:

                  "The lessee herein covenants by and for himself, his heirs, executors, administrators and assigns, and all persons claiming under or through him, and this lease is made and accepted upon and subject to the following conditions:

                  That there shall be no discrimination against or segregation of any person or group of persons on account of sex, marital status, race, color, religion, creed, national origin or ancestry, in the leasing, subleasing, transferring, use, or enjoyment of the land herein leased nor shall the lessee himself, or any person claiming under or through him establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy, of tenants, lessees, sublessees, subtenants or vendees in the land herein leased."; and

                  (iii) THAT ALL CONTRACTS RELATING TO ANY PORTION OF THE LAND SUBJECT TO THE GROUND LEASE SHALL CONTAIN SUBSTANTIALLY THE FOLLOWING CLAUSE:

                  "That there shall be no discrimination against or segregation of, any person, or group of persons on account of sex, marital status, race, color, religion, creed, national origin or ancestry in the sale, lease, sublease, transfer, use, occupancy, tenure or enjoyment of the land, nor shall the transferee himself or any person claiming under or through him, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, subtenants, sublessees or vendees of the land."

The foregoing covenants shall run with the Land.

THE PROVISIONS OF THIS GRANT DEED OF IMPROVEMENTS AND ASSIGNMENT OF LEASEHOLD AND REA SHALL BE BINDING UPON AND INURE TO THE BENEFIT OF GRANTOR AND GRANTEE AND THEIR RESPECTIVE SUCCESSORS AND PERMITTED ASSIGNS.

IN WITNESS WHEREOF, the undersigned has executed this Grant Deed of Improvements and Assignment of Leasehold and REA as of __________, 2003.

                                          METROPOLITAN LIFE INSURANCE
                                          COMPANY, a New York corporation

                                          By: __________________________________

                                          Title: _______________________________

                                   SCHEDULE 1

                                LEGAL DESCRIPTION

                                 TO BE PROVIDED

State of California

County of Los Angeles

On ____________________, 2003 before me, ____________________, personally appeared ___________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Signature ________________________________              (Seal)

                                    EXHIBIT H

                              FORM OF BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS, that METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation (the "Seller"), for and in consideration of the sum of Ten Dollars and other valuable consideration to it in hand paid by __________, a _______ (the "Purchaser"), the receipt and sufficiency of which are hereby acknowledged, hereby sells, assigns, transfers and conveys unto said Purchaser any and all of Seller's right, title and interest in and to all tangible personal property located upon the land described in that certain Sale Agreement dated _______________, 2003 between Seller and Purchaser (the "Land") or within the improvements located thereon, including, without limitation, any and all appliances, furniture, carpeting, draperies and curtains, tools and supplies, and other items of personal property owned by Seller (excluding cash and any software), used exclusively in connection with the operation of the Land and improvements, as is, where is, and without warranty of title or use, and without warranty, express or implied, of merchantability or fitness for a particular purpose.

         TO HAVE AND TO HOLD all of said personal property unto Purchaser, its successors and assigns, to its own use forever.

         IN WITNESS WHEREOF, Seller has executed this Bill of Sale as of the _______ day of ____________, 2____.

                                            METROPOLITAN LIFE INSURANCE COMPANY,
                                            a New York corporation

                                            By: _______________________________
                                            Name: _____________________________
                                            Title: ____________________________

                                    EXHIBIT I

                          FORM OF ASSIGNMENT OF LEASES

         This ASSIGNMENT OF LEASES (the "Assignment") is made as of this ________ day of ______, 2____, between METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation, ("Assignor") and _______, a _______ ("Assignee").

         For and in consideration of the sum of Ten Dollars ($10.00) and other valuable consideration to it in hand paid by Assignee to Assignor, the conveyance by Assignor to Assignee of all that certain real property being particularly described on Schedule 1 attached hereto and incorporated herein by this reference, more commonly known as ______ located in the City of _______, County of _______, State of ________ (the "Property"), and the mutual covenants herein contained, the receipt and sufficiency of the foregoing consideration being hereby acknowledged by the parties hereto, Assignor hereby assigns, transfers, sets over and conveys to Assignee all of Assignor's right, title and interest in, to and under any and all existing and outstanding leases, licenses and occupancy agreements (collectively, the "Leases"), of the improvements comprising a part of the Property, including without limitation, all those Leases described on Schedule 2 attached hereto and incorporated herein by this reference, together with all security deposits tendered under the Leases remaining in the possession of Assignor.

         Assignee does hereby assume and agree to perform all of Assignor's obligations under or with respect to the Leases accruing from and after the date hereof, including without limitation, any and all obligations to pay leasing commissions and finder's fees which are due or payable after the date hereof with respect to the Leases, and claims made by tenants with respect to the tenants' security deposits to the extent paid, credited or assigned to Assignee by Assignor. Assignee agrees to indemnify, protect, defend and hold Assignor harmless from and against any and all liabilities, losses, costs, damages and expenses (including reasonable attorneys' fees) directly or indirectly arising out of or related to any breach or default in Assignee's obligations hereunder. Assignor shall remain liable for all of Assignor's obligations under or with respect to the Leases accruing prior to the date hereof. Assignor agrees to indemnify, protect, defend and hold Assignee harmless from and against any and all liabilities, losses, costs, damages and expenses (including reasonable attorneys' fees) directly or indirectly arising out of or related to any breach or default in Assignor's obligations hereunder.

         This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective heirs, executors, administrators, successors and assigns.

         This Assignment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, Assignor and Assignee have each executed this Assignment as of the date first written above.

                                            ASSIGNOR:

                                            METROPOLITAN LIFE INSURANCE
                                            COMPANY, a New York corporation

                                            By:    _____________________________
                                            Name:  _____________________________
                                            Title: _____________________________

                                            ASSIGNEE:

                                            a

                                            By:
                                            Name:  _____________________________
                                            Title: _____________________________

                                  SCHEDULE "1"

                                LEGAL DESCRIPTION

                                  SCHEDULE "2"
                                     LEASES

                                [To be attached]

                                    EXHIBIT J

                         FORM OF ASSIGNMENT OF CONTRACTS

         This ASSIGNMENT AND ASSUMPTION OF CONTRACTS AND INTANGIBLES (the "Assignment") is made as of the _______ day of _______, 2_____, between METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation, ("Assignor") and ______, a _______ ("Assignee").

         For and in consideration of the sum of Ten Dollars ($10.00) and other valuable consideration to it in hand paid by Assignee to Assignor, the conveyance by Assignor to Assignee of all that certain real property being particularly described on Schedule 1 attached hereto and incorporated herein by this reference, more commonly known as ______ located in the City of _______, County of _______, State of _________________ (the "Property"), and the mutual covenants herein contained, the receipt and sufficiency of the foregoing consideration being hereby acknowledged by the parties hereto, Assignor hereby assigns, transfers, sets over and conveys to Assignee all of Assignor's right, title and interest, to the extent assignable, in, to and under any and all of the following, to wit:

         (i) the contracts and agreements listed and described on Schedule 2 attached hereto and incorporated herein by this reference (the "Contracts"),

         (ii) all existing warranties and guaranties (express or implied) issued to Assignor in connection with the improvements or the personal property being conveyed to Assignee by Bill of Sale on the date hereof,

         (iii) all existing permits, licenses, approvals and authorizations issued by any governmental authority in connection with the Property, and

         (iv)     the names "California Plaza Phase 1A" and "One California
                  Plaza."

All items described in (ii), (iii) and (iv) above are hereinafter collectively referred to as "Intangible Property."

         Assignee does hereby assume and agree to perform all of Assignor's obligations under the Contracts and Intangible Property accruing from and after the date hereof. Assignee agrees to indemnify, protect, defend and hold Assignor harmless from and against any and all liabilities, losses, costs, damages and expenses (including reasonable attorneys' fees) directly or indirectly arising out of or related to any breach or default in Assignee's obligations hereunder. Assignor shall remain liable for all of Assignor's obligations under the Contracts and Intangible Property accruing prior to the date hereof. Assignor agrees to indemnify, protect, defend and hold Assignee harmless from and against any and all liabilities, losses, costs, damages and expenses (including reasonable attorneys' fees) directly or indirectly arising out of or related to any breach or default in Assignor's obligations hereunder.

         This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective heirs, executors, administrators, successors and assigns.

         This Assignment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, Assignor and Assignee have each executed this Assignment as of the date first written above.

                                            ASSIGNOR:

                                            METROPOLITAN LIFE INSURANCE
                                            COMPANY, a New York corporation

                                            By:
                                            Name:  _____________________________
                                            Title: _____________________________

                                            ASSIGNEE:

                                            a

                                            By:
                                            Name:  _____________________________
                                            Title: _____________________________

                                  SCHEDULE "1"

                                LEGAL DESCRIPTION

                                  SCHEDULE "2"
                                    CONTRACTS

                                [To be attached]

                                    EXHIBIT K

                              FORM OF TENANT NOTICE

TENANT NOTIFICATION LETTER
[DATE OF SALE CLOSING]

HAND DELIVERED

TO: ALL TENANTS AT [NAME AND ADDRESS OF PROPERTY]

RE: [NAME OF PROPERTY]
  NOTIFICATION REGARDING CHANGE OF OWNERSHIP

This letter is to notify you as a Tenant at _______ (the "Property"), that the Property has been sold by Metropolitan Life Insurance Company, a New York corporation ("Seller"), to ______, a ______ ("Purchaser"). As of the date hereof, your Lease has been assigned by Seller to Purchaser. From the date of this letter, any and all unpaid rent as well as all future rent, or any other amounts due under the terms of your Lease, shall be directed as follows:

      TO:
      ATTN:
      AT:

As part of the sale, all refundable tenant deposits, if any, actually held by Seller with respect to the Property have been transferred to, and Seller's obligations with respect to such deposits have been assumed by, Purchaser as of the date of this letter. Any and all payments of rent (or other sums due under your Lease) hereafter paid to any party other than Purchaser shall not relieve you of the obligation of making said payment to Purchaser.

SELLER:         METROPOLITAN LIFE INSURANCE COMPANY,
                A NEW YORK CORPORATION

                BY:  _______________________________
                NAME:
                TITLE:

PURCHASER:

                A

                BY:  _______________________________
                NAME:
                TITLE:

                                    EXHIBIT L

                           FORM OF FIRPTA CERTIFICATE

                    CERTIFICATE REGARDING FOREIGN INVESTMENT
                            IN REAL PROPERTY TAX ACT

                               (ENTITY TRANSFEROR)

         Section 1445 of the Internal Revenue Code provides that a transferee (purchaser) of a U.S. real property interest must withhold tax if the transferor (seller) is a foreign person. To inform the transferee (purchaser) that withholding of tax is not required upon the disposition of a U.S. real property interest by METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation ("Transferor") Transferor hereby certifies:

         1. Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations).

         2.       Transferor's Federal Employer Identification Number is
13-5581829.

         3.       Transferor's office address is:

                               One Madison Avenue
                               New York, New York  10010; and

         4. The address or description of the property which is the subject matter of the disposition is 300 South Grand Avenue, Los Angeles, California 90013.

         Transferor understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

         Transferor declares that it has examined this certification and to the best of its knowledge and belief, it is true, correct and complete, and further declares that the individual executing this certification on behalf of Transferor has full authority to do so.

                                            METROPOLITAN LIFE INSURANCE
                                            COMPANY, a New York corporation

                                            By: ________________________________
                                            Name: ______________________________
                                            Title: _____________________________
                                            Dated: _____________________________

                                    EXHIBIT M

                              INTENTIONALLY DELETED

                                    EXHIBIT N

                          LIST OF BROKERAGE AGREEMENTS

TO BE PROVIDED WITHIN THREE (3) BUSINESS DAYS FOLLOWING THE EFFECTIVE DATE, IN A FORM MUTUALLY AGREED UPON BY THE PARTIES.

                                    EXHIBIT O

                          LIST OF SPECIFIED LITIGATION

TO BE PROVIDED WITHIN THREE (3) BUSINESS DAYS FOLLOWING THE EFFECTIVE DATE, IN A FORM MUTUALLY AGREED UPON BY THE PARTIES.

                                    EXHIBIT P

                            LIST OF VIOLATION NOTICES

TO BE PROVIDED WITHIN THREE (3) BUSINESS DAYS FOLLOWING THE EFFECTIVE DATE, IN A FORM MUTUALLY AGREED UPON BY THE PARTIES.

                                    EXHIBIT Q

                                    RENT ROLL

TO BE PROVIDED WITHIN THREE (3) BUSINESS DAYS FOLLOWING THE EFFECTIVE DATE, IN A FORM MUTUALLY AGREED UPON BY THE PARTIES.

                                    EXHIBIT R

            ASSIGNMENT AND ASSUMPTION OF PURCHASE AND SALE AGREEMENT

         This Assignment and Assumption of Purchase and Sale Agreement (the "Assignment") is made as of __________________, 2003 by and among Metropolitan Life Insurance Company, a New York corporation ("Seller"), ____________________ ("Assignor") and ______________ ("Assignee") with reference to the following facts:

         A. Seller and Assignor entered into that certain Purchase and Sale Agreement dated ______________, 2003 (the "Purchase and Sale Agreement"). Pursuant to the terms and conditions of the Purchase and Sale Agreement, Seller agreed to sell certain real property described therein (the "Property").

         B. Assignor now desires to assign the Purchase and Sale Agreement to Assignee and Assignee has agreed to assume all of Assignor's obligations under the Purchase and Sale Agreement, subject to the terms and conditions set forth herein.

                  NOW, THEREFORE, in consideration of the foregoing facts:

                  1. Assignor hereby assigns, transfers and conveys to Assignee all of Assignor's right, title and interest in and to the Purchase and Sale Agreement. Notwithstanding the foregoing, this Assignment shall not release or discharge Assignor from any liability, whether past, present or future, under the Purchase and Sale Agreement.

                  2. Assignee hereby agrees to and accepts such rights under the Purchase and Sale Agreement and expressly assumes and agrees to keep, perform and fulfill all of the terms, covenants, obligations and conditions required to be kept, performed and fulfilled by Assignor under or with respect to the Purchase and Sale Agreement. Assignee also acknowledges and agrees that it has read the Purchase and Sale Agreement and that it has had an adequate opportunity to inspect the Property and review the status of title and other matters affecting the Property.

                  3. Subject to the express terms and conditions set forth herein, Seller does not object to the assignment of the Purchase and Sale Agreement as set forth herein.

                  4. Assignor and Assignee respectively acknowledge, agree and understand that the Property is being sold as is and with no representations or warranties, except as expressly set forth in the Purchase and Sale Agreement, and that a conveyance of the Property by Seller shall be deemed an acknowledgement by Assignor and Assignee that all conditions precedent to the Closing have been waived and/or satisfied.

                  5. BY THE UNDERSIGNED SEPARATELY EXECUTING THIS SECTION 5 BELOW, ASSIGNEE ACKNOWLEDGES THAT ASSIGNEE HAS READ AND UNDERSTOOD THE PROVISION COVERING LIQUIDATED DAMAGES SET FORTH IN

SECTION ___ OF THE PURCHASE AND SALE AGREEMENT, AND THAT ASSIGNEE WAS REPRESENTED BY COUNSEL WHO EXPLAINED THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION AT THE TIME THIS ASSIGNMENT WAS EXECUTED.

                  6. To the extent permitted by law, Assignor and Assignee jointly and severally agree to protect, indemnify, defend and hold harmless Seller from and against any and all liability, loss, cost, damage and expense (including reasonable attorneys' fees and costs) directly or indirectly arising out of or related to the assignment of the Purchase and Sale Agreement by Assignor to Assignee.

                  7. By execution of this Assignment, Assignee shall be deemed to have made all of the representations and warranties made by Assignor pursuant to Section ___ of the Purchase and Sale Agreement, except that Assignee hereby represents that it has been duly organized and is validly existing under the laws of the State of California.

                  8. This Assignment shall not be modified or amended except by a writing signed by all parties. Except as modified by this Assignment, the Purchase and Sale Agreement shall be and remain in full force and effect. All capitalized words not expressly defined in this Assignment shall have the definitions set forth in the Purchase and Sale Agreement. This Assignment may be executed simultaneously or in any number of counterparts, each of which shall be deemed an original as to the party whose signature it bears, but all of which together shall constitute one and the same agreement. The provisions of this Assignment shall survive the Closing.

                  9. In order to expedite the transaction contemplated herein, telecopied signatures may be used in place of original signatures on this Assignment. Seller, Assignor and Assignee intend to be bound by the signatures on the telecopied document, are aware that the other party will rely on the telecopied signatures, and hereby waive any defenses to the enforcement of the terms of this Assignment based on the form of signature.

         IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the date first set forth above.

METROPOLITAN LIFE INSURANCE COMPANY
a New York corporation
By: ______________________________
Title: ___________________________

________________________
________________________

________________________
________________________

                               FIRST AMENDMENT TO
                           PURCHASE AND SALE AGREEMENT

         Reference is made to that certain Purchase and Sale Agreement dated as of September 5, 2003, by and between Metropolitan Life Insurance Company, a New York corporation ("Seller") and Maguire Properties, Inc., a Maryland corporation, as assigned to Maguire Properties - One Cal Plaza, LLC, a Delaware limited liability company ("Purchaser"), (the "Agreement") with respect to certain property known as One California Plaza and located at 300 South Grand Avenue, Los Angeles, California.

         For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto desire to amend the Agreement as follows:

         1. Seller and Purchaser agree that the Closing shall be scheduled to occur on November 4, 2003, notwithstanding any contrary provision of the Agreement.

         Except as hereby amended, the Agreement remains in full force and effect.

         This Amendment may be executed in several counterparts, each of which shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

                  "PURCHASER":

                  MAGUIRE PROPERTIES - ONE CAL PLAZA, LLC, a Delaware limited liability company

                  By:   MAGUIRE PROPERTIES, L.P.,
                        a Maryland limited partnership

                        By:   MAGUIRE PROPERTIES, INC.
                              a Maryland corporation
                              its General Partner

                              By: /s/ MARK LAMMAS
                                  -------------------------
                              Name: Mark Lammas
                              Title: Senior Vice President

                  "SELLER":

                  METROPOLITAN LIFE INSURANCE COMPANY
                  a New York corporation

                  By: /s/ JOHN MENNE
                      ----------------------------------
                  Title: Director
                         -------------------------------
                  Name: John Menne
                        --------------------------------

                               SECOND AMENDMENT TO
                           PURCHASE AND SALE AGREEMENT

         Reference is made to that certain Purchase and Sale Agreement dated as of September 5, 2003, by and between Metropolitan Life Insurance Company, a New York corporation ("Seller") and Maguire Properties, Inc., a Maryland corporation, as assigned to Maguire Properties - One Cal Plaza, LLC, a Delaware limited liability company ("Purchaser"), as amended, (collectively, the "Agreement") with respect to certain property known as One California Plaza and located at 300 South Grand Avenue, Los Angeles, California.

                                    RECITALS

         A. Purchaser has requested that Seller provide to Purchaser's accountants, KPMG, LLP, a management representation letter dated 11/05/03 with respect to certain accounting records of Seller's in connection with the sale and purchase of the Property ("Management Representation Letter"). Seller has agreed to provide the Management Representation Letter, in consideration of, among other things, certain modifications to the Agreement, all as set forth hereinbelow.

                                    AGREEMENT

         For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto desire to amend the Agreement as follows:

         1. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Agreement.

         2. With respect to Section 5.3 of the Agreement, any and all amounts paid by Seller in connection with any claims relating to or arising out of the Management Representation Letter which are not paid to Seller by the indemnitors under that certain Indemnity Agreement between Seller and Maguire Properties, L.P., Maguire Properties, Inc and Purchaser of even date herewith, shall reduce the Cap, on a dollar-for-dollar basis, even though such amounts may be paid or payable to third parties, and not to Purchaser. The sole purpose of this amended provision is provide for a reduction in the dollar amount of liability of Seller under the Agreement if the indemnitors under the Indemnity Agreement fail to indemnify Seller, and shall not be construed as making any provision of the Management Representation Letter a representation or warranty under the Agreement. Nothing herein shall give Purchaser any rights under the provisions of, and Purchaser acknowledges it has no rights under, such Management Representation Letter, and Purchaser shall not rely on any of the statements or provisions set forth in the Management Representation Letter (without limiting Purchaser's right to rely on the fact of KPMG's permitted use of the Management Representation Letter).

         3. This Amendment may be executed in several counterparts, each of which shall be deemed to be an original and such counterparts together shall constitute one and the same instrument. This Amendment shall be construed under the laws of the State of California.

                           "PURCHASER":

                           MAGUIRE PROPERTIES - ONE CAL PLAZA, LLC, a Delaware limited liability company

                           By: MAGUIRE PROPERTIES, L.P.,
                               a Maryland limited partnership

                               By: MAGUIRE PROPERTIES, INC.
                                   a Maryland corporation
                                   its General Partner

                                   By: /s/ RICHARD I. GILCHRIST
                                       ----------------------------------
                                   Name: RICHARD I. GILCHRIST
                                   Title: CO-CEO & PRESIDENT

                           "SELLER":

                            METROPOLITAN LIFE INSURANCE COMPANY
                            A New York corporation

                            By:
                               -------------------------------------
                            Title:
                                  ----------------------------------
                            Name:
                                 -----------------------------------

                            "PURCHASER":

                            MAGUIRE PROPERTIES - ONE CAL PLAZA, LLC, a Delaware limited liability company

                            By: MAGUIRE PROPERTIES, L.P.,
                                a Maryland limited partnership

                                By: MAGUIRE PROPERTIES, INC.
                                    a Maryland corporation
                                    its General Partner

                                    By:
                                       ------------------------------
                                    Name:
                                         ----------------------------
                                    Title:
                                          ---------------------------

                            "SELLER":

                            METROPOLITAN LIFE INSURANCE COMPANY
                            a New York corporation

                            By: /s/ JOHN MENNE
                                ------------------------------------
                            Title:
                                  ----------------------------------
                            Name:
                                 -----------------------------------

                               THIRD AMENDMENT TO
                           PURCHASE AND SALE AGREEMENT

         Reference is made to that certain Purchase and Sale Agreement dated as of September 5, 2003, by and between Metropolitan Life Insurance Company, a New York corporation ("Seller") and Maguire Properties, Inc., a Maryland corporation, as assigned to Maguire Properties - One Cal Plaza, LLC, a Delaware limited liability company ("Purchaser"), as previously amended (the "Agreement") with respect to certain property known as One California Plaza and located at 300 South Grand Avenue, Los Angeles, California.

         For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto desire to amend the Agreement as follows:

         1. Seller and Purchaser agree that the Closing shall be scheduled to occur on November 6, 2003, notwithstanding any contrary provision of the Agreement.

         Except as hereby amended, the Agreement remains in full force and effect.

         This Amendment may be executed in several counterparts, each of which shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

                         [Signatures on following page]

         In Witness Whereof, the parties have executed this Amendment on November 4, 2003.

                  "PURCHASER":

                  MAGUIRE PROPERTIES - ONE CAL PLAZA, LLC, a Delaware limited liability company

                  By:  MAGUIRE PROPERTIES, L.P.,
                       a Maryland limited partnership

                       By:  MAGUIRE PROPERTIES, INC.
                            a Maryland corporation
                            its General Partner

                            By: /s/ RICHARD I. GILCHRIST
                                -------------------------
                            Name: Richard I. Gilchrist
                                  -----------------------
                            Title: CO-CEO and President
                                   ----------------------

                  "SELLER":

                  METROPOLITAN LIFE INSURANCE COMPANY
                  a New York corporation

                  By: /s/ JOHN MENNE
                      ----------------------------------
                  Title:
                        --------------------------------
                  Name:
                        --------------------------------